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Exhibit 10.4
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made as of May 1, 2025 (the “Effective Date”), by and between Dimerix Bioscience Pty Ltd., a company incorporated under the laws of Australia, having its principal place of business at 425 Smith St. Fitzroy 3065, Victoria, Australia (“Dimerix”), and Amicus Therapeutics, Inc., a Delaware corporation having an office at 47 Hulfish St., Princeton, NJ 08542 (“Licensee”). Licensee and Dimerix are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Dimerix is developing a small molecule, chemokine receptor type 2 (CCR2) inhibitor repagermanium (also known by the code name of DMX-200/Repagermanium) and owns certain intellectual property rights relating to such product.
WHEREAS, Licensee is a global pharmaceutical company engaged in the research, development, and commercialization of novel medicines for rare diseases.
WHEREAS, Licensee wishes to obtain from Dimerix, and Dimerix is willing to grant to Licensee, an exclusive license to develop, manufacture and commercialize such product in the Territory (as defined below), all under the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Licensee and Dimerix hereby agree as follows:
Article 1
DEFINITIONS
Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below:
1.1“Accelerated Approval” means an NDA approval under FDA’s Accelerated Approval Program (i.e., 21 C.F.R. Part 314, Subpart H).
1.2“ACTION Phase 3 Clinical Trial” means that certain Clinical Trial of the Licensed Compound that is ongoing as of the Effective Date, entitled “A Study of the Efficacy and Safety of DMX-200 in Patients With FSGS Who Are Receiving an ARB (ACTION3)”, and having ClinicalTrials.gov ID NCT05183646.

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1.3“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person, for so long as such control exists. For purposes of this Agreement, a Person shall be deemed to control another Person if it owns or controls, directly or indirectly, [***] of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the affirmative power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be [***], and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the affirmative power to direct the management and policies of such entity.
1.4“Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in the state of Victoria, Australia or New Jersey, United States.
1.5“Change of Control” means, with respect to a Party, (a) a merger or percent consolidation of such Party with a Third Party (which term “Third Party” shall include for purposes of this definition a group of Third Parties acting in concert) that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent ([***]%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of [***] percent ([***]%) [***] of the combined voting power of the outstanding securities of such Party, or (c) the sale, transfer or other disposition to a Third Party of all or substantially all of such Party’s business.
1.6“Clinical Trial” means a clinical trial in humans that is conducted in accordance with GCP and is designed to generate data in support or maintenance of an NDA or other similar marketing application.
1.7“CMO” means a Third Party contract manufacturer engaged by a Party to Manufacture the Licensed Compound and/or Licensed Product.
1.8“Commercialize” or “Commercialization” means all activities directed to marketing, promoting, distributing, importing, detailing, offering for sale, or selling the Licensed Product (including importing and exporting activities in connection therewith).
1.9“Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources [***], which efforts shall not be less than those efforts made with respect to other products [***] in the Territory, taking into account the [***] (but without regard to [***]. It is anticipated that the level of efforts constituting Commercially Reasonable Efforts shall be [***].
1.10“Committee” means the JSC, JIPC, JMC or any other joint subcommittee established by the JSC, as applicable.
1.11“Confidential Information” of a Party means (a) all Know-How, unpublished patent applications and other non-public information and confidential or proprietary information, data relating to a financial, commercial, business, operational or technical nature (including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae) that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form, in connection with this Agreement and (b) the terms of this Agreement.

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1.12“Control” or “Controlled” means, with respect to any Patent Rights, Know-How, compound, material, information or other intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such Patent Rights, Know-How, Regulatory Materials or intellectual property right and, in each case, has the ability to grant to the other Party a license, sublicense, assignment, right to use or access (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or arrangement with any Third Party.
1.13“Cover” means, with reference to a claim in a Patent Right or to a Valid Claim, as applicable, and a subject matter at issue (including any composition of matter, compound or product, or uses thereof), that the Development, Manufacture, Commercialization, or other exploitation of such subject matter would infringe such claim or Valid Claim (or, in the case of a claim or Valid Claim in a pending patent application, would infringe such claim or Valid Claim if issued without modification) in the country in which such activity occurs without a license thereto or ownership thereof.
1.14“Develop” or “Development” means all development activities for any Licensed Compound or Licensed Product, including all pre-clinical and clinical studies, manufacturing process development, toxicology studies, distribution of a Licensed Compound or Licensed Product for use in clinical trials (including placebos and comparators), statistical analyses, and the preparation, filing and prosecution of any NDAs for the Licensed Product, as well as all regulatory activities related to any of the foregoing.
1.15“Dimerix Development Plan” means the plan for the Development activities to be conducted by Dimerix [***] as set forth in Schedule 1.15.
1.16“Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly.
1.17“Dossier” means the complete master regulatory dossier in electronic common technical document (e-CTD) format for the Licensed Product suitable for submission to the applicable Regulatory Authority in order to obtain a Marketing Approval for the Licensed Product for use in the Field in the Territory.
1.18“Executive Officers” means the Chief Executive Officer of Dimerix and the Chief Executive Officer of Licensee (or their designees).
1.19“Existing IND” means IND [***], as amended or supplemented pursuant to this Agreement.
1.20“Existing Licensee” means each of (i) [***], pursuant to that certain [***], (ii) [***], pursuant to that certain [***], and (iii) [***], pursuant to that certain [***].
1.21“FDA” means the United States Food and Drug Administration or any successor Governmental Authority thereto.
1.22“Field” means all therapeutic, diagnostic and prophylactic indications in humans, including the Initial Indication.
1.23“First Commercial Sale” means, with respect to a particular Licensed Product, the first sale of such Licensed Product in the Territory by Licensee or its Affiliate or sublicensee to an unrelated Third Party after Marketing Approval has been obtained for such Licensed Product.

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1.24“Full NDA Approval” means a traditional NDA approval that is not an Accelerated Approval or other conditional approval.
1.25“GAAP” means the U.S. generally accepted accounting principles.
1.26“GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Food, Drug and Cosmetic Act, as amended from time to time, or other applicable law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and governmental authorities in countries for which the applicable Licensed Product is intended to be developed, to the extent such standards are not less stringent than United States GCP.
1.27“Generic Product” means, with respect to a Licensed Product in the Territory, a pharmaceutical product that: (a) is approved for use in the Territory by a Regulatory Authority as [***] or is otherwise approved [***], including through an application under [***] of the U.S. Federal Food, Drug and Cosmetic Act, or obtained using [***]; and (b) is sold in the Territory by any Third Party that (i) is not a sublicensee of Licensee or its Affiliates and (ii) did not purchase such pharmaceutical product in a chain of distribution that included any of Licensee, its Affiliates or its sublicensees.
1.28“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the United States.
1.29“GMP” or “cGMP” means current Good Manufacturing Practices as specified in 21 C.F.R. Parts 11, 210 and 211, ICH Guideline Q7A, industry standards, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.
1.30“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.31“IND” means any investigational new drug application, Clinical Trial application, Clinical Trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.32“Indication” means [***] that a Licensed Product is intended to treat, prevent, cure, or ameliorate in [***] for such Licensed Product, or that is [***] that is intended to result in [***] in such [***]. For clarity, [***] will be considered a separate and distinct Indication.
1.33“Initial Indication” means the treatment of focal segmental glomerular sclerosis or focal segmental glomerulosclerosis (FSGS).
1.34“Internal FTE Costs” means, with respect to assistance provided by Dimerix pursuant to [***], Dimerix’s internal FTE costs that are (i) [***] and (ii) [***].
1.35“Invention” means any invention, discovery, improvement, modification, process, method, assay, design, protocol, formula, data, know-how or trade secret, whether patentable, copyrightable or otherwise, that is discovered, generated, conceived or reduced to practice by or on behalf of a Party or its Affiliate or (sub)licensee through activities conducted

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under this Agreement, including all rights, title and interest in and to the intellectual property rights therein and thereto.
1.36“Know-How” means any information, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.
1.37“Knowledge” means, with respect to [***] in all cases, after a reasonable due inquiry into the applicable subject matter.
1.38“Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
1.39“Licensed Compound” means (a) Dimerix’s small molecule, chemokine receptor (CCR2) inhibitor [***] with the structure identified on Schedule 1.39, and all forms of such compound), and all forms of such compound [***]). salts, hydrates, solvates, isotopes, stereoisomers, esters, ethers, amides, oxides, free acids, free bases, polymorphs, prodrugs, anhydrides, co-crystals, enantiomers, chelates, metabolites, and non-covalently modified forms of the foregoing in clause (a) (including, without limitation, the compound known as [***]).
1.40“Licensed Know-How” means the Know-How included in the Licensed Technology. Licensed Know-How is the Confidential Information of both Parties.
1.41“Licensed Patents” means the Patent Rights included in the Licensed Technology. As of the Effective Date, the Patent Rights listed on Exhibit A are Licensed Patents.
1.42“Licensed Product” means any pharmaceutical product containing a Licensed Compound, in any form, dose, strength, formulation or presentation, whether alone or with other active ingredients, that does not contain or comprise any active ingredient that is proprietary to Dimerix but is not a Licensed Compound. Without limiting the foregoing, as of the Effective Date, the Licensed Product exists in such dosage forms as set forth in Schedule 1.42.
1.43“Licensed Technology” means all Know-How and Patent Rights that are Controlled by Dimerix or its Affiliates as of the Effective Date or during the Term, including Dimerix’s interest in Joint Inventions and Joint Patents, that (a) [***] a Licensed Compound or a Licensed Product, or (b) are [***] for the research, Development, Manufacture, registration or Commercialization of the Licensed Compound or Licensed Product in the Field in the Territory; provided, however, that (a) for purposes of this definition, “Affiliates” shall exclude [***]; provided that to the extent that [***]; and (b) Licensed Technology shall [***].
1.44“Licensee Product Technology” means all Patent Rights and Know-How that are either (a) discovered, generated, conceived or reduced to practice by or on behalf of Licensee, its Affiliates or sublicensees (including their contractors) through activities conducted under this Agreement, or (b) [***] by, Licensee, its Affiliates or sublicensees (including their contractors) in the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product.
1.45“Manufacture” and “Manufacturing” mean activities directed to the manufacture of the Licensed Compound and/or Licensed Product, including purchasing raw

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materials, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, and inventory control and management.
1.46“Manufacturing Cost” means, with respect to a Licensed Product [***]:
(a)if a Licensed Product is Manufactured by Dimerix’s CMO, [***] for the Manufacture and supply of such Licensed Product; or
(b)if a Licensed Product is Manufactured by Dimerix itself or its Affiliate, the [***] for the Manufacture and supply of such Licensed Product based on [***], and the [***]. Such [***] cost shall be calculated in accordance with the [***] and, if applicable, on a [***] with the [***] to Manufacturing Cost representing [***], provided that Manufacturing Costs shall include the [***] for a Licensed Product. Notwithstanding the foregoing, Manufacturing Costs calculated pursuant to this Section 1.46(b) shall be [***] under Section 1.46(a), subject to [***] for the Manufacture of the Licensed Product.
1.47“Marketing Approval” means all health authority approvals (but for clarity excluding any pricing and reimbursement approvals) necessary for the commercial sale of a Licensed Product (i) in the Territory (including any Accelerated Approval and Full NDA Approval) and (ii) with respect to Dimerix’s rights and obligations under this Agreement, outside the Territory.
1.48“NDA” means a New Drug Application, as defined in the Federal Food, Drug, and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA, or any successor thereto.
1.49“NDA Acceptance” means written notification by the FDA that the NDA has met all the applicable criteria for filing acceptance pursuant to 21 C.F.R. Section 314.101.
1.50“Net Sales” means the [***] amount invoiced or billed for sales of a Licensed Product by Licensee or its Affiliates or sublicensees to Third Parties (including a Third Party Distributor), less the following deductions to the extent actually incurred or allowed with respect to such Licensed Product and not otherwise recovered or reimbursed to the selling party:
(a)credits, price reductions, chargeback, rebates, reserves or allowances directly related to sales of the Licensed Product (retroactive or otherwise) (including rebates required to be paid to governmental entities in connection with sales of such Licensed Product pursuant to governmental programs and amounts repaid or credited by reason of rejection, defects, returns good allowances, recall or returns), which effectively reduce the billed price of the Licensed Product;
(b)trade, cash and quantity discounts and allowances actually allowed;
(c)invoiced or billed amounts written off as uncollectible amounts with respect to the Licensed Product; provided that (i) any such written off amount is thereafter collected, such amount will be included in Net Sales in the calendar quarter in which it is collected and (ii) the total annual deduction for uncollectible amounts shall not exceed [***];
(d)any charges for insurance, freight, packaging and other transportation costs directly related to the delivery of Licensed Product and invoiced as a separate line item; and
(e)any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of the Licensed Product (including any tax such as a value added or

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similar tax or government charge) borne by the seller of such Licensed Product and invoiced as a separate line item, other than franchise or income tax of any kind whatsoever; and
(f)any other reasonable and customary deductions that are consistent with accounting standards as consistently applied by Licensee to all of its pharmaceutical products, but which may not be duplicative of the above deductions.
For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a) to (f) above, such item may not be deducted more than once.
The transfer of Licensed Products among Licensee, its Affiliates and sublicensees for subsequent resale to Third Parties shall not be considered Net Sales.
Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Licensed Products distributed for use in clinical trials, Development activities, expanded access programs, confirmatory trials after receipt of Accelerated Approval, samples, or for compassionate or named-patient uses, in each case, to the extent such Licensed Products are transferred at or below the cost of goods of such Licensed Product.
With respect to any sale of any Licensed Product in the Territory for [***] or for [***] (which has the effect of [***]), for purposes of calculating the Net Sales under this Agreement, such Licensed Product shall be deemed to be sold exclusively for cash at the price charged to Third Parties for cash sales in the Territory during the applicable reporting period (or if [***], at the [***] as determined [***] in the Territory).
The foregoing amounts shall be determined from the books and records of Licensee or its Affiliate or sublicensees maintained in accordance with GAAP, consistently applied.
1.51“Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, adjustments, registrations, pediatric extensions, and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.
1.52“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.
1.53“Protocol” the protocol for the ACTION Phase 3 Clinical Trial as of the Effective Date, or any amended protocol reviewed and approved by the JSC in accordance with Section 3.2(f) and Section 3.4(b).
1.54“Regulatory Authority” means any applicable Governmental Authority responsible for granting Marketing Approvals for the Licensed Product, including the FDA, and any corresponding national or regional regulatory authorities.
1.55“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than Patent Rights, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the

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Hatch-Waxman Act, the FDA Modernization Act of 1997, or the Biologics Price Competition and Innovation Act, or rights similar thereto in the United States.
1.56“Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration, reporting, and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to develop, manufacture, or commercialize a Licensed Product in a particular country or jurisdiction. “Regulatory Materials” includes all INDs, CTAs, NDAs and Marketing Approvals.
1.57“Subcontractor” means (a) a Third Party contractor engaged by a Party, its Affiliate or sublicensee to perform certain obligations or exercise certain rights of such Party, Affiliate or sublicensee under this Agreement on a fee-for-service basis, but without the right to Develop or Commercialize Licensed Compounds or Licensed Products solely for its own benefit, or (b) in the case of Licensee, a Third Party Distributor.
1.58“Territory” means the United States of America, including its territories and possessions (including Puerto Rico).
1.59“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.60“Third Party Distributor” means a Third Party that purchases Licensed Product from Licensee or its Affiliates or sublicensees, takes title to the Licensed Product, and distributes the Licensed Product directly to customers, but does not Develop, Manufacture, or otherwise Commercialize the Licensed Product.
1.61“Upstream Licensor” means any licensor of an Upstream License.
1.62“Valid Claim” means (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate, patent term adjustment, patent term extension or the like) that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disallowed, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim of a pending patent application that has not been cancelled, withdrawn, abandoned, disallowed, or finally rejected by an administrative agency action from which no appeal can be taken, which claim, [***] unless and until such claim becomes an issued claim of an issued patent in which case it will again be considered a Valid Claim under the foregoing clause (a).
1.63Interpretation. In this Agreement, unless otherwise specified:
(a)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(b)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(c)words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and
(d)the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

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1.64Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Defined Terms	Section
ACTION Phase 3 Clinical Trial Success	8.2(b)(i)
[***]	[***]
[***]	[***]
Alliance Manager	3.1
Challenge Notice	2.5(a)
Commercialization Plan	7.3
Competing Program	2.4(a)
Dimerix	Preamble
Dimerix Indemnitees	13.2
[***]	[***]
Dimerix Territory Data	5.3(b)
Disclosing Party	10.1(a)
Dispute	14.5(a)
Effective Date	Preamble
Enabling Data	4.3(a)
Excluded Claim	14.5(e)
Excluded Upstream IP	2.5(b)
Field Restriction Election	4.3(a)
Indemnified Party	13.3
Indemnifying Party	13.3
Initial Indication NDA	5.1(b)
Infringement	9.3(a)
Initial Transfer	2.6(a)
JDC	3.2(k)
JIPC	3.2(k)
JMC	3.2(k)
Joint Inventions	9.1(a)
Joint Patents	9.1(a)
JSC	3.2
Liabilities	13.1

Defined Terms	Section
Licensee	Preamble
Licensee Development Plan	4.3(b)
Licensee Indemnitees	13.1
Licensee Territory Data	5.3(a)
Licensee Withholding Tax Action	8.8(c)
Material Safety Event	11.2(c)
Necessary Third Party IP Rights	2.5(a)
Non-publishing Party	10.3(e)
Party	Preamble
Parties	Preamble
[***]	[***]
Pharmacovigilance Agreement	5.5(c)
Product Infringement	9.3(a)
Product Marks	7.5
Product Specific Patent	9.2(a)
Publishing Party	10.3(e)
Receiving Party	10.1(a)
Regulatory Milestone Event	8.2(a)
Regulatory Milestone Payment	8.2(a)
Royalty Term	8.4(d)
Sales Milestone Event	8.3(a)
Sales Milestone Payment	8.3(a)
Segregation Requirements	2.4(b)(i)
Sole Inventions	9.1(a)
Supply Agreement	6.2
Term	11.1
Third Party IP Notice	2.5(a)
Upstream License	2.5(b)

Article 2
LICENSES; EXCLUSIVITY
2.1Licenses to Licensee.
(a)License Grants. Subject to the terms and conditions of this Agreement (including Dimerix’s retained rights), Dimerix hereby grants to Licensee a royalty-bearing, transferable (as permitted under Section 14.2) license, with the right to grant and authorize sublicenses solely as provided in Section 2.1(b), under the Licensed Technology, to Develop, Manufacture (subject to Dimerix’s rights under Section 2.1(c), Article 6 and the Supply Agreement), Commercialize and otherwise exploit the Licensed Compound and Licensed Product in the Field in the Territory, which license shall be exclusive (even as to Dimerix and its

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Affiliates); provided that, with respect to the license to Manufacture Licensed Compound and Licensed Product in the Field, such license would be (a) in the Territory and outside the Territory solely for the purposes of Development and Commercialization in the Territory, (b) exercisable by Licensee only in the event of the earlier of (i) a permitted exercise of such license as set forth in the Supply Agreement, (ii) if Licensee requests to assume responsibility for Manufacture and supply for the Territory or (iii) upon completion of a Manufacturing technology transfer pursuant to Section 6.3, and (c) co-exclusive with Dimerix (or its Affiliates or licensees outside the Territory where such rights have been extended or granted thereto), but, in the case of Dimerix, such rights may be exercised solely for the purposes of supply and exploitation for the benefit of Licensee for the Territory or for Development and Commercialization outside the Territory.
(b)Sublicenses.
(i)Subject to terms and conditions of this Agreement, Licensee shall have the right to grant and authorize any sublicenses under all or any portion of the license granted to it pursuant to Section 2.1(a) to (1) its Affiliates without the prior written approval of, but with prior written notice to, Dimerix or (2) to any Third Party that is not covered under Section 2.1(b)(ii) below with the prior written approval of Dimerix.
(ii)Licensee may grant a sublicense under all or any portion of the license granted to it pursuant to Section 2.1(a) to Subcontractors assisting with any Development, Manufacturing or Commercialization of the Licensed Product without consent from, or notice to, Dimerix.
(iii)Licensee acknowledges and agrees that in respect of any sublicense granted by it pursuant to this Section 2.1(b):
(1)such sublicense shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and [***];
(2)Licensee shall remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any sublicensee. [***]
(3)Licensee shall provide a [***] copy of each Third Party sublicense agreement for which approval is required and that is entered into pursuant to Section 2.1(b)(i)(2) to Dimerix within [***] after the grant of such sublicense; provided, however, that Licensee may [***] in such sublicense agreement to the extent [***] to determine Licensee’s compliance with its obligations under this Agreement with respect to sublicensees. [***]
(c)Retained Rights. Notwithstanding the exclusive (and co-exclusive, as applicable) license granted by Dimerix to Licensee under Section 2.1(a), Dimerix retains the rights under the Licensed Technology to perform its obligations and to exercise its rights under this Agreement, whether directly or through one or more licensees or Subcontractors, including to conduct the activities set forth in the Dimerix Development Plan. For clarity, except as set forth in Section 2.1(a), Dimerix retains the co-exclusive right to Manufacture the Licensed Compound and Licensed Product in the Territory, whether directly or through one or more Affiliates and Third Parties, including licensees or Subcontractors. Further, Dimerix retains the exclusive right to practice and license the Licensed Technology outside the scope of the license granted by Dimerix to Licensee under Section 2.1(a), including the exclusive right to Develop and Commercialize the Licensed Compound and Licensed Product outside the Territory, whether directly or through one or more Affiliates and Third Parties, including licensees or Subcontractors.

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2.2Licenses to Dimerix. Licensee hereby grants to Dimerix (a) an exclusive, perpetual, irrevocable, and sublicensable (through multiple tiers) license, under the Licensee Product Technology to Develop, Manufacture and Commercialize the Licensed Compound and Licensed Product outside the Territory; and (b) a co-exclusive, perpetual, irrevocable, and sublicensable (through multiple tiers) license under the Licensee Product Technology to Manufacture the Licensed Compound and Licensed Product in the Territory, but solely for the benefit of Licensee in the Territory or for purposes of supply and exploitation outside the Territory, in each case ((a) and (b)), which would be (i) [***] and (ii) [***].
2.3No Implied Licenses; Negative Covenant. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patent Rights, Know-How, or other intellectual property owned or controlled by the other Party. Licensee shall not, and shall ensure that its Affiliates and sublicensees will not, practice any Licensed Technology outside the scope of the license granted by Dimerix to Licensee under Section 2.1(a). Dimerix shall not, and shall ensure that its Affiliates and sublicensees will not, practice any Licensee Product Technology outside the scope of the license granted by Licensee to Dimerix under Section 2.2.
2.4Exclusivity.
(a)Exclusivity Obligations. Except for their activities conducted under this Agreement and subject to the exception set forth in Section 2.4(b) below, during the period beginning on the Effective Date and ending [***] shall, whether by itself, its Affiliates or with or through any Third Party, conduct in the Territory any [***] (except as permitted under this Agreement or the Supply Agreement (when executed)), [***] of (i) any [***] for the treatment of the [***] or (ii) any [***] and that [***] (a “Competing Program”).
(b)Exception. Notwithstanding Section 2.4(a), if [***] during the Term through merger, acquisition, consolidation or other similar transaction, and:
(i)if such transaction results in a Change of Control of [***] then the non-compete obligations set forth in Section 2.4(a) shall not apply to such new Affiliate, and such new Affiliate’s conduct of any Competing Program shall not constitute a breach of such Party’s exclusivity obligations set forth above; provided that (a) such new Affiliate conducts such Competing Program [***] and does not [***], (b) such Party institutes [***] the requirements of foregoing clause (a) are met, including creating [***], and (c) [***] notwithstanding clause (a) and (b), [***] (clauses (a), (b) and (c), collectively, “Segregation Requirements”); and
(ii)if such transaction does not result in a Change of Control of such Party and, as of the closing date of such transaction, such new Affiliate is engaged in the conduct of a Competing Program, then such new Affiliate shall have [***] from the closing date of such transaction to [***] such Competing Program, and such new Affiliate’s conduct of such Competing Program during such [***] period shall not constitute a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program during such [***] period [***] in the conduct of such Competing Program in accordance with the Segregation Requirements.
2.5Third Party IP.
(a)If, during the Term, either Party becomes aware of any Know-How or Patent Rights that are owned or controlled by a Third Party and that may be [***] for the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product in the Field or in the Territory (“Necessary Third Party IP Rights”), then such Party

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shall notify the other Party and the JIPC (each such notice, an “IP Notice”), the Parties shall [***]. Following either Party’s receipt of an IP Notice and except in the case of a Challenge Notice (as defined below), as between the Parties, [***] shall have the first right, but not the obligation, to obtain a worldwide license under such Necessary Third Party IP Rights in accordance with the terms and conditions of this Section 2.5. If [***] fails to obtain a license or other rights under the Necessary Third Party IP Rights sufficient to enable [***] to the extent [***] permitted under this Agreement within [***] (or as extended pursuant to this Section 2.5(a)) after receipt or issuance of the applicable IP Notice ([***]), then [***] shall have the right to obtain such Necessary Third Party IP Rights; provided that if [***] is engaged in bona fide discussions with the relevant Third Party licensor at the end of the [***], such period may be extended for an additional [***]. Notwithstanding the foregoing, if, within [***] after a [***] Party’s receipt of an IP Notice, [***] shall have final decision-making authority with respect to whether to obtain a license or other rights to any Necessary Third Party IP Rights for [***] shall ensure that any agreement [***] obtains with respect to Necessary Third Party IP Rights in the Territory includes the right for [***] to grant a sublicense under such Necessary Third Party IP Rights [***] such that [***] shall keep Licensee fully informed regarding [***] negotiations for obtaining Necessary Third Party IP Rights and shall consider [***] comments and input in good faith. Without limiting the foregoing, [***] shall not execute any agreement granting Necessary Third Party IP Rights without first providing a copy of such agreement to [***] and providing Licensee [***].
(b)If, during the Term and without limiting Section 2.5(a) above, Dimerix enters into an agreement with a Third Party for any Necessary Third Party IP Rights in accordance with Section 2.5(a) (each, an “Upstream License”), then Dimerix shall notify Licensee in writing, including a copy of the Upstream License, a description of such Necessary Third Party IP Rights and any cost sharing or other payments owed to such Third Party under the Upstream License that are [***] to the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product in the Field in the Territory or the grant, maintenance or exercise of a sublicense to Licensee under such Necessary Third Party IP Rights. If within [***] after the receipt of such notice, Licensee agrees in writing to reimburse Dimerix for (i) such payments that are specific to Licensee’s Territory and (ii) with respect to payments that are not specific to Licensee’s Territory, such payments as agreed by the JSC as allocated between Licensee, Dimerix, its Affiliates and its and their (sub)licensees that are not specific to Licensee’s Territory (based upon the relative market value as determined and agreed upon by the JSC of the Territory as compared to the rest of the world), then such Necessary Third Party IP Rights shall be included in the Licensed Technology and sublicensed to Licensee under the terms and conditions of this Agreement (which sublicense shall be subject and subordinate to the terms and conditions of the Upstream License disclosed to Licensee); provided that if Licensee does not agree in writing to reimburse Dimerix for such payments described in clause (i) and (ii) within such [***], then such Necessary Third Party IP Rights shall be deemed “Excluded Upstream IP” and shall be excluded from the Licensed Technology, and the agreement pursuant to which Dimerix obtains Control of such Necessary Third Party IP Rights shall not become an Upstream License. For clarity, in no event will Licensee incur any payment or other obligation in connection with any Upstream License unless Licensee expressly consents in writing to assume such obligation.
2.6Transfer of Licensed Know-How.
(a)Within [***] following the Effective Date (or at a reasonable time mutually agreed by the Parties through the JSC), Dimerix shall disclose and make available to Licensee the Licensed Know-How that is then in existence and not already provided to Licensee (the “Initial Transfer”). The Parties shall cooperate with each other in good faith to enable a smooth transfer of such Licensed Know-How to Licensee. For clarity, the transfer of Licensed Know-How under this Section 2.6(a) shall include [***], including as necessary for Licensee to

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perform its obligations or exercise its rights under this Agreement. Notwithstanding this Section 2.6(a), the Initial Transfer shall not include a [***], which, if applicable, shall be [***].
(b)Following the Initial Transfer and on a [***] basis, Dimerix shall make available to Licensee all Licensed Know-How which comes under the Control of Dimerix or its Affiliates during the Term and has not already been provided to Licensee or that was otherwise not provided pursuant to the Initial Transfer but should have been.
(c)In connection with the transfers of Licensed Know-How to Licensee, [***], Dimerix shall also provide Licensee with reasonable technical assistance, including making [***] in connection with Licensee’s performance of its obligations or exercise of its rights to the Licensed Compound and Licensed Product; provided that [***], in each case, [***] in connection with technical assistance requested by Licensee. All materials provided by Dimerix to Licensee in connection with the transfer of Licensed Know-How shall remain the sole property of Dimerix, and Licensee shall use such materials solely to perform its obligations or exercise its rights under this Agreement and for no other purpose.
2.7Territory Restriction. Licensee and Dimerix each hereby covenants and agrees that it shall not, and shall ensure that its Affiliates, and require that its (sub)licensees and distributors shall not, either directly or indirectly, Commercialize any Licensed Compounds or Licensed Product, including via the Internet or mail order, to any Third Party or address or Internet Protocol address or the like in the other Party’s respective territory, or to any Third Party that Licensee or Dimerix, as applicable, or any of its Affiliates, sublicensees or distributors knows (or is reasonably expected to know) has previously exported or is likely to export any Licensed Compound and Licensed Product to the other Party’s respective territory. Each of Licensee and Dimerix shall not engage, and shall ensure that its Affiliates, and require that its (sub)licensees and distributors shall not engage, in any advertising or promotional activities relating to any Licensed Compound and Licensed Product directed primarily to customers or other buyers or users located in any country or jurisdiction in the other Party’s respective territory, or solicit orders from any prospective customer or other buyer or user located in any country or jurisdiction the other Party’s respective territory. If (i) Licensee, or any of its sublicensees or Affiliates, or (ii) Dimerix or any of its Affiliates or its licensees or distributors (other than Existing Licensees) receives any order for the Licensed Compound and Licensed Product from a prospective customer or other buyer or user located in a country or jurisdiction in the other Party’s respective territory, Licensee or Dimerix (or its Affiliates or licensees or distributors), as applicable, shall immediately refer that order to the other Party, and shall not accept any such orders. Each of Licensee and Dimerix shall not, and shall ensure that its Affiliates, and require that its (sub)licensees and distributors shall not, deliver or tender (or cause to be delivered or tendered) any Licensed Compound and Licensed Product in the other Party’s respective territory. For clarity, as used in this Agreement, “respective territory” shall mean, in the case of Licensee, the Territory, and in the case of Dimerix, territories other than the Territory.
Article 3
GOVERNANCE
3.1Alliance Managers. Promptly after the Effective Date, each Party shall appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”) by providing written notification to the other Party. The Alliance Managers shall be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties under this Agreement. The Alliance Managers shall have the right to attend all meetings of the JSC and all other Committees (if any) as non-voting members, and bring matters to the attention of the relevant Committee if the Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

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3.2Joint Steering Committee. The Parties hereby establish a joint steering committee (the “JSC”), composed of [***] (or a larger number agreed by the Parties) [***], to manage the overall collaboration of the Parties under this Agreement. The JSC shall in particular:
(a)coordinate the activities of the Parties under this Agreement, including facilitating communications between the Parties with respect to the Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product in the Territory and the transfer of Licensed Know-How pursuant to Section 2.6;
(b)provide a forum for the discussion of the Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product in the Territory and outside the Territory, [***], any activities being conducted or planned by the other Party, or its Affiliates or, [***] (sub)licensees with respect to the Licensed Compound or Licensed Product in such other Party’s respective territory that [***] on the Development, Manufacture and Commercialization in such Party’s respective territory, and [***].
(c)review and discuss regulatory matters relating to the Licensed Compound and Licensed Product in the Territory, including regulatory plans and strategies and the progress and results of the regulatory activities for the Licensed Compound and Licensed Product in the Territory and, [***] the Territory;
(d)discuss and agree upon the timing and procedures for the transfer of the Existing IND in accordance with Section 5.1(a);
(e)[***] the Dimerix Development Plan and the preparation of the Dossier;
(f)[***] changes to the primary, secondary, interim or other endpoints or the clinical trial design or Protocol, in each case, with respect to the ACTION Phase 3 Clinical Trial.
(g)[***] Licensee Development Plan and any amendment thereto, including any [***], as provided in Section 4.3;
(h)[***] on matters relating to Necessary Third Party IP Rights pursuant to Section 2.5 (including [***]);
(i)[***] the initial Commercialization Plan and review and discuss and any material amendment thereto as provided in Section 7.3;
(j)discuss and agree upon [***];
(k)establish a joint intellectual property committee (“JIPC”), a joint development committee (“JDC”) and a joint manufacturing committee (“JMC”), and such other additional joint subcommittees as it deems necessary or advisable to further the purpose of this Agreement, and direct and oversee the operation of such subcommittees; and
(l)perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement.
3.3Committee Membership and Meetings.
(a)Committee Members. Within [***] after the Effective Date, each Party shall appoint its representatives on the JSC and any other Committee by providing written

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notification to the other Party. Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions (if any) arising within the scope of the applicable Committee’s responsibilities. Each Party may replace its representatives on any Committee on written notice to the other Party, but each Party shall strive to maintain continuity in the representation of its Committee members. [***] The co-chairpersons shall jointly prepare and circulate agendas to Committee members at least [***] before each Committee meeting and shall direct the preparation of reasonably detailed minutes for each Committee meeting, which shall be approved by the co-chairpersons and circulated to Committee members within [***] of such meeting.
(b)Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than: (i) [***] until the filing of the NDA for a Licensed Product in the Initial Indication in the Territory, and (ii) [***] thereafter. Any other Committee, other than the JSC, shall hold meetings at such times it elects to do so. Meetings of any Committee may be held in person, by audio or video teleconference, provided that, unless otherwise agreed to by both Parties in writing, the Parties shall hold at least [***] (and/or such other dates as agreed by the Parties), at locations to be alternately selected by the Parties. Each Party shall be responsible for all of its own expenses of participating in any Committee meetings. No action taken at any meeting of a Committee shall be effective unless at least one representative of each Party is participating.
(c)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant or representative of a (sub)licensee (including of an Existing Licensee)) attend such a meeting, such Party shall provide at least [***] prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, [***]. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.4Decision-Making.
(a)Consensus; Escalation. All decisions within the authority of each Committee shall be made by [***], with each Party’s representatives collectively having one (1) vote. If [***] the representatives of the Parties cannot reach [***] as to such matter within [***] after such matter has been brought to such Committee for resolution, such disagreement shall, in case of disagreement of the JIPC, JMC or any other joint subcommittee, be referred to [***].
(b)Final Decision Making. If the [***] do not fully resolve any matter within any Committee’s authority and referred to them [***] within [***], then:
(i)Licensee shall have the final decision-making authority on such disputed matter related to Licensee’s, [***]; provided that Licensee shall not use its decision-making authority to make any decision or take any action that is [***] (A) [***] or (B) [***]; and
(ii)Dimerix shall have the final decision-making authority on such disputed matter related to [***], including [***]; provided that Dimerix shall not have final decision-making authority with respect to [***] pertaining to [***].
Notwithstanding the foregoing, neither Party may use its final decision-making authority to make any decision that conflicts with any term or condition of this Agreement, including, in the case of Licensee, [***] and, in the case of Dimerix, [***]

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3.5Limitations of Committee Authority. Each Committee shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to, without the other Party’s prior written consent: (a) modify or amend the terms and conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of this Agreement; or (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement. For clarity, the JSC shall have no decision-making authority with respect to the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product outside the Territory.
3.6Discontinuation of Participation on a Committee. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until [***] disband the Committee. Once [***] disband such Committee, such Committee shall have no further obligations under this Agreement and, thereafter, each Party shall designate a contact person for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement (and consistent with the decision-making procedures set forth in Section 3.4(b)).
Article 4
DEVELOPMENT
4.1General. Subject to the terms and conditions of this Agreement, as between the Parties, (a) Dimerix shall (i) be solely responsible [***] to complete, at its cost, such clinical Development activities contemplated currently as sufficient to obtain Full NDA Approval for the Licensed Product in the Initial Indication by the FDA in the Territory [***], including completing the ACTION Phase 3 Clinical Trial (including, all pharmacovigilance, safety and other reporting requirements of the FDA) and other applicable development activities as specified in the Dimerix Development Plan in the Initial Indication following any Accelerated Approval in such Indication, and (ii) [***]; (b) Licensee shall, [***]. Licensee shall cooperate with and take such actions required to ensure that Dimerix has the necessary Regulatory Materials to obtain a Certificate of Pharmaceutical Product for countries or jurisdictions outside of the Territory, in the name of Dimerix or its designee, in which Dimerix, its Affiliate or (sub)licensees are developing or commercializing Licensed Product; and (c) Licensee shall have the right to conduct all other Development activities required to obtain and maintain Marketing Approval of the Licensed Product in the Field in the Territory, including, if applicable, further Development in the Territory for any post-approval regulatory commitments, additional Indications or label expansion, all at Licensee’s own cost. For clarity, as between the Parties, Dimerix shall have the sole right and discretion with respect to the Development of the Licensed Compound and Licensed Product outside the Territory at Dimerix’s own cost. In the event that Dimerix desires [***], Licensee agrees [***] being subject to a written agreement between the Parties.
4.2Completion of ACTION Phase 3 Clinical Trial. Dimerix shall complete the ACTION Phase 3 Clinical Trial in accordance with the Dimerix Development Plan and the Protocol. For clarity, [***]. Upon Dimerix’s request, Licensee shall [***] cooperate with Dimerix in completing the follow-up and data collection of the ACTION Phase 3 Clinical Trial required for Marketing Approval in the Initial Indication in the Territory.
4.3Further Development Work.
(a)Licensee shall, at its own cost, control and be responsible for [***] conduct, further Development of the Licensed Product in the Territory [***]. Without limiting the foregoing, Licensee shall include in the Licensee Development Plan (as defined below) shared with Dimerix, no later than [***] after Full NDA Approval of the Licensed Product in

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Initial Indication by the FDA, its plans for Development of the Licensed Product in the Territory [***].
(b)Licensee shall conduct all such Development work pursuant to a Development plan that sets forth [***] which shall be submitted by Licensee to the JSC or, if agreed upon by the Parties, the JDC, at least [***] prior to [***] by the JSC or JDC, as applicable (the “Licensee Development Plan”). From time to time during the Term (but no less than [***], Licensee shall prepare updates and amendments to the then-current Licensee Development Plan and submit such updates and amendment to the JSC or JDC, as applicable, [***] The Licensee Development Plan (including updates and amendments thereto) shall not conflict with the terms of this Agreement. In the event of a conflict between the Licensee Development Plan and this Agreement, the terms of this Agreement shall prevail.
(c)[***], Dimerix will conduct certain further Development activities of Licensed Product for the Territory on behalf of Licensee and at Licensee’s cost.
4.4Conduct of Development. Each Party shall conduct all Development work conducted by or on behalf of such Party for the Licensed Product in the Territory under this Agreement in good scientific manner and in compliance with all applicable Laws in the Territory, including applicable cGMP, GLP and GCP, as applicable with respect to the relevant Development activities and for the Territory.
4.5Development Records. Each Party shall maintain, consistent with its then-current internal policies and practices, and cause its Affiliates, and require its (sub)licensees and Subcontractors, to maintain, records and laboratory notebooks of the Development work conducted by or on behalf of such Party for the Licensed Compound and Licensed Product in connection with this Agreement, including all data and results of such Development work. Such records shall fully and properly reflect all work done and results achieved in the performance of such Development work in good scientific manner appropriate for regulatory and patent purposes.
4.6Development Reports. [***], each Party shall provide the JSC with a report to keep the JSC reasonably informed as to the progress and results of its and its Affiliates’ and (sub)licensees’ material Development activities for the Licensed Compound and Licensed Product in connection with this Agreement.
4.7Data Exchange and Use. In addition to its adverse event and safety data reporting obligations pursuant to Section 5.5 and the Pharmacovigilance Agreement and any quality agreements, and subject to Section 2.2 and Section 5.3, each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, CRFs, analysis plans) generated from its Development of the Licensed Compound and Licensed Product and Controlled by it or its Affiliates or its (sub)licensees ([***]). Licensee shall have the right to use (and authorize use of) the data provided by Dimerix for the purpose of obtaining and maintaining Marketing Approval for and Commercializing the Licensed Product in the Field in the Territory. Subject to Section 2.2 and Section 5.3, Dimerix shall have the right [***] to use the data included in the Licensee Product Technology provided by Licensee for the purpose of obtaining and maintaining Marketing Approval for and Commercializing the Licensed Product outside the Territory in the Initial Indication.
4.8Subcontractors. Each Party may engage Subcontractors to perform Development work for the Licensed Product for the Territory under this Agreement, provided that each such Subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and has agreed to assign to such Party (or exclusively license to such Party, with the right to grant sublicenses) all inventions or other intellectual properties made

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by such Subcontractor in the course of performing such subcontracted work that specifically relate to the Licensed Product or Licensed Compound. Each Party shall remain responsible for any obligations that have been delegated or subcontracted to any Subcontractor, and shall be responsible for the performance of its Subcontractors.
Article 5
REGULATORY
5.1Regulatory Responsibilities.
(a)Prior to submission of the Initial Indication NDA and in accordance with the timing and procedures as discussed and agreed upon by the JSC (with such timing subject to the final decision-making ability of Dimerix), Dimerix shall transfer the Existing IND to Licensee; provided that in all cases, such transfer shall occur no later than [***] prior to the anticipated submission date of the Initial Indication NDA unless otherwise mutually agreed.
(b)As between the Parties, Licensee shall lead the preparation of the Dossier, in close coordination and consultation with Dimerix, and Licensee shall control and be responsible for submitting the NDA for the Licensed Product in the Initial Indication to the FDA in Licensee’s own name (the “Initial Indication NDA”), at Licensee’s cost. Following submission of the Initial Indication NDA:
(i)Licensee shall control and be solely responsible for all regulatory activities for the Licensed Product (including the preparation and filing and maintenance, in its own name, of any Regulatory Materials of the Licensed Product) and the compliance with all applicable regulatory requirements associated with the ownership of the Marketing Approval of the Licensed Product in the Territory at Licensee’s own cost and expense.
(ii)[***], Dimerix shall cooperate reasonably with Licensee and shall provide Licensee with all reasonable assistance in connection with Licensee’s regulatory activities for the Licensed Product, provided that [***] resulting from the regulatory assistance expressly requested by Licensee.
(iii)Licensee shall keep Dimerix reasonably and timely informed of its preparation, filing, and maintenance (as applicable) of all NDAs, Marketing Approvals and other approvals within the Regulatory Materials for the Licensed Product in the Territory and the Regulatory Authorities’ review of such Regulatory Materials.
(c)Without limiting this Section 5.1 above, the Parties shall consult with each other through the JSC, or otherwise upon a Party’s reasonable request, regarding regulatory matters pertaining to the Licensed Product in the Field in the Territory. In addition, the lead Party with respect to regulatory interactions (i.e., Dimerix prior to the transfer of the Existing IND to Licensee, and Licensee thereafter) shall provide the other Party with copies of any substantive Regulatory Materials prepared (including any material drafts), submitted or received by it, its Affiliate or sublicensees (as applicable) for the Licensed Product or Licensed Compound in the Field in the Territory, and [***].
5.2Meetings with Regulatory Authorities.
(a)At each regularly scheduled JSC meeting, each Party shall provide the other Party with the list and schedule of any in-person meeting or teleconference with any Regulatory Authority (or related advisory committees) regarding the Licensed Product in the Territory that is planned for the next [***]. In addition, each Party shall notify the other Party

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[***] if such Party becomes aware of any [***] additional such meetings or teleconferences that become scheduled for [***].
(b)Before the transfer of the Existing IND pursuant to Section 5.1(a), Dimerix shall lead, in close coordination and consultation with Licensee such meeting and teleconferences with the FDA and any other Regulatory Authority (or related advisory committees) in the Territory. After the transfer of the Existing IND, Licensee shall lead such meeting and teleconferences with the FDA and any other Regulatory Authority (or related advisory committees) in the Territory. The other Party shall have the right, but not the obligation, to provide input and participate in preparation for all such meetings and teleconferences and to have its representatives attend, and participate in, all such meetings and teleconferences. If the other Party elects not to attend or is unable to attend such meeting or teleconference, the Party leading such meeting or teleconference shall promptly provide the other Party with a summary of such meeting or teleconference and a copy of the applicable meeting minutes.
5.3Right of Reference; Data Sharing Agreement.
(a)Subject to Section 2.2, Licensee hereby grants to Dimerix the right of reference (or right of access, if the applicable Regulatory Authority in Dimerix’s territory does not allow cross reference or otherwise requires access to the Regulatory Materials) to all data and results and Regulatory Materials arising from or obtained in connection with Development activities conducted by or on behalf of Licensee, its Affiliates or (sub)licensees for the Licensed Product in the Territory (“Licensee Territory Data”), including, subject to Section 2.2, the right for Dimerix to use and grant to its Affiliates and licensees outside the Territory the right to use such Licensee Territory Data in connection with the seeking, obtaining and maintaining of Marketing Approvals for and the exploitation of Licensed Products outside the Territory.
(b)Dimerix hereby grants to Licensee the right of reference (or right of access, if the applicable Regulatory Authority in the Territory does not allow cross reference or otherwise requires access to the Regulatory Materials) to all data and results and Regulatory Materials arising from or obtained in connection with Development activities conducted by or on behalf of Dimerix, its Affiliates or [***] for the Licensed Product outside the Territory (“Dimerix Territory Data”), including the right for Licensee to use and grant to its Affiliates and licensees in the Territory the right to use such Dimerix Territory Data in connection with the seeking, obtaining and maintaining of Marketing Approvals for and the exploitation of Licensed Products in the Territory.
(c)Upon either Party’s request, the Parties will negotiate in good faith and enter into a data sharing agreement with respect to each of Licensee Territory Data and Dimerix Territory Data. Dimerix shall (i) [***] (a) [***] and (b) procure the applicable rights from such sublicensees for the benefit of Licensee as contemplated under [***] and (ii) ensure that [***].
5.4Regulatory Inspections. Each Party shall promptly notify the other Party if it becomes aware of any inspection of such Party, its Affiliates, sublicenses or Subcontractors (including Clinical Trial sites) relating to the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Product for the Territory by the FDA or other Regulatory Authorities in the Territory, and shall [***]. Licensee shall have the right, but not the obligation, to be present at any such inspections with respect to Dimerix, its Affiliates or Subcontractors, and shall have the opportunity to provide, review, and comment on any responses that may be required.
5.5Pharmacovigilance.

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(a)Dimerix shall be responsible for safety and adverse event reporting and other pharmacovigilance activities related to the Licensed Product in the Territory at Dimerix’s own cost and expense until the transfer of the Existing IND pursuant to Section 5.1(a). After transfer of the Existing IND pursuant to Section 5.1(a), Licensee shall be responsible, at Licensee’s own cost and expense, for safety and adverse event reporting and other pharmacovigilance activities related to the Licensed Product in the Territory and Dimerix will cooperate with Licensee as reasonably requested with respect to such activities.
(b)As between the Parties, Dimerix shall establish and maintain the global safety database for the Licensed Product at its own cost and expense. The Parties shall have joint access to such global safety database and, after the transfer of the Existing IND pursuant to Section 5.1(a), Licensee shall have the primary responsibility for reporting quality complaints, adverse events and safety data related to the Licensed Product in the Territory to such global database and to the applicable Regulatory Authorities in the Territory, as well as responding to safety issues with respect to the Licensed Product in the Territory and to all requests of applicable Regulatory Authorities in the Territory related to the Licensed Product, in each case at Licensee’s own cost and in compliance with applicable Laws.
(c)Promptly following the Effective Date or at such later time as the Parties’ mutually agree, but in any event no later than transfer of the Exiting IND pursuant to Section 5.1(a), the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Licensed Product, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill in a timely manner, local and national regulatory reporting obligations under applicable Laws in and outside the Territory, and each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.
5.6Product Recalls. In the event that any Regulatory Authority in the Territory issues or requests a recall or takes similar action in connection with any Licensed Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a voluntary or mandatory recall, market withdrawal or other corrective action regarding any Licensed Product in the Territory, such Party shall, [***], notify the other Party, and the Parties shall [***] evaluate and determine the necessity of a recall, market withdrawal or other corrective action. After the transfer of the Existing IND pursuant to Section 5.1(a), [***] shall [***] over whether to conduct a recall or market withdrawal of the Licensed Product in the Territory (except in the event of a recall or market withdrawal mandated by applicable Law or Regulatory Authority in which case [***]) or to take other corrective action with respect to the Licensed Product in the Territory, and the manner in which any such recall, market withdrawal or corrective action shall be conducted, and [***] provided that each Party shall notify the other Party prior to making any public disclosure of the recall, market withdrawal or corrective action and shall keep the other Party reasonably informed regarding its activities with respect to any such recall, market withdrawal or corrective action in the Territory.
Article 6
MANUFACTURE AND SUPPLY
6.1General.
(a)Before the completion of a transfer of Manufacture responsibility to Licensee, including pursuant to Section 6.3 below, Dimerix shall, by itself or through its current CMO as of the Effective Date, Manufacture and supply, and, subject to the execution of the Supply Agreement and in accordance with the terms and conditions of such Supply Agreement,

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Licensee shall purchase from Dimerix, [***] requirements of the Licensed Compound and Licensed Product for Development and Commercialization (as applicable) in the Field in the Territory. Licensee shall pay for the Licensed Products supplied by Dimerix at a transfer price [***] plus (a) a [***] percent ([***] %) mark-up, for Licensed Product supplied for [***], and (b) a [***] percent ([***] %) mark-up, for Licensed Product supplied for [***]. in each case (a) and (b), plus [***]. The Parties agree to cooperate with one another and use reasonable efforts to reduce any such taxes or duties applicable on the purchase and transfer of Licensed Products under this Agreement. Delivery of the Licensed Products supplied by Dimerix will be made [***] (Incoterms 2020) at [***].
(b)Dimerix may satisfy its obligations with respect to Manufacture and supply of the Licensed Compound and Licensed Product under this Agreement or the Supply Agreement, either in whole or in part, through arrangements with Third Party manufactures other than its current CMO as of the Effective Date only with mutual agreement of the Parties; provided that Dimerix’s use of a CMO shall not be deemed to relieve Dimerix of any of its obligations to Manufacture and supply Licensed Compound and Licensed Product to Licensee in accordance with the terms and conditions of the Supply Agreement (when executed), and Dimerix shall be responsible and primarily liable for any action or inaction of such CMO to the same extent as if such action or inaction had been Dimerix.
(c)After the completion of the transfer of Manufacture responsibility to Licensee pursuant to Section 6.3 below, Licensee shall, either by itself or through its Affiliates, sublicensees or CMOs, solely be responsible for the Manufacture and supply of all of Licensee’s and its Affiliates’ and sublicensees’ and Subcontractors’ requirements of the Licensed Compound and Licensed Product for Development and Commercialization (as applicable) use in the Field in the Territory, at Licensee’s own cost and expense.
6.2Supply Agreement; Quality Agreement. Promptly following the Effective Date, and in any event no later than [***] following the Effective Date, the Parties shall negotiate and enter into a clinical and/or commercial supply agreement and related quality agreement (collectively, the “Supply Agreement”) for the Manufacture and supply of the Licensed Compound and Licensed Product by Dimerix, through its CMO or other mutually agreed designee, to Licensee for Development and/or Commercialization in the Field in the Territory. The Parties agree that the terms and conditions of the Supply Agreement shall be consistent with the terms and conditions of this Agreement, [***]. The Supply Agreement will include terms regarding ordering and forecasting, Dimerix’s anticipated initial cost to supply Licensed Compound, [***] customary audit rights of licensee with respect to Dimerix and its CMO(s), procedures and mechanisms for preventing, identifying and remediating supply capacity issues and maintenance of safety stocks, including [***] continuity of supply of Licensed Compound and Licensed Product for Licensee’s Development and/or Commercialization in the Field in the Territory (e.g. secondary or alternative sources of supply) and reasonable allocation of Licensed Compound and Licensed Product between Dimerix and the Licensee in the event of any shortages. The Parties shall also execute a mutually acceptable quality agreement concurrently with the Supply Agreement that allocates roles and responsibilities to each Party with respect to quality control and regulatory compliance with respect to the supply of Licensed Compound and Licensed Product to Licensee in the Territory and will include customary audit rights and other terms.
6.3Transfer of Manufacture Responsibility. Upon Licensee’s election, Dimerix shall transfer to Licensee, and Licensee shall assume, the responsibility (through itself or a CMO) for the Manufacture and supply of the Licensed Compound and Licensed Product for Commercialization in the Territory. The transfer under this Section 6.3 shall be completed no later than [***] after Licensee’s election under this Section 6.3 (or such earlier time as may be

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agreed by the Parties). In connection with the transfer of Manufacture responsibility to Licensee, Dimerix shall, at Licensee’s sole discretion:
(a)assign and transfer to Licensee, and Licensee shall assume, Dimerix’s commercial supply agreement with its then-current CMO for Manufacture and supply of the Licensed Compound or Licensed Product, to the extent that such supply agreement is related to Manufacture and supply of the Licensed Compound or Licensed Product for the Territory;
(b)introduce Licensee to Dimerix’s then-current CMO and facilitate the discussion and negotiation between Licensee and such CMO regarding a direct commercial supply agreement between Licensee and such CMO;
(c)transfer and cause Dimerix’s then-current CMO to transfer to Licensee (or Licensee’s designee) all Licensed Know-How and other manufacturing technologies necessary or reasonably useful for the Manufacture of the Licensed Compound or Licensed Product in the Territory pursuant to a manufacturing transfer plan and timeline to be agreed in writing by the Parties no later than [***] following Licensee’s election under this Section 6.3; and/or
(d)provide Licensee with assistance to enable Licensee to oversee the CMO’s (or Licensee’s) Manufacture of the Licensed Compound and Licensed Product for Commercialization in the Territory, [***].
Article 7
COMMERCIALIZATION
7.1General. Subject to the terms and conditions of this Agreement, Licensee (itself or through its Affiliates, sublicensees or Subcontractors) shall be solely responsible, at its sole cost and expense (including the initial launch cost), for the Commercialization of the Licensed Product in the Field throughout the Territory, including: (a) developing and executing a commercial launch and pre-launch plan for the Licensed Product in the Field; (b) seeking and obtaining formulary access of the Licensed Product in the Field; (c) marketing and promotion of the Licensed Product, including market development, liaising with patient advocacy groups, key opinion leader (KOL) development, market access strategy, market research, and pricing research activities; (d) booking sales and distribution of the Licensed Product and performance of related services; (e) handling all aspects of Licensed Product order processing, invoicing and collection, inventory and receivables; (f) providing customer support for the Licensed Product, including handling medical queries and performing other related functions; and (g) ensuring its practices and procedures relating to the marketing and promotion of the Licensed Product comply with applicable Laws.
7.2Commercial Diligence. Licensee (itself or through its Affiliates, sublicensees or Subcontractors) shall [***] Commercialize the Licensed Product in the Territory in the Field after receipt of Marketing Approval for such Licensed Product in the Territory in the Field, [***].
7.3Commercialization Plan. Subject to Section 7.2, Licensee shall conduct the Commercialization of the Licensed Product in the Field in the Territory pursuant to a written Commercialization plan (the “Commercialization Plan”), which shall set forth in reasonable detail the description of and anticipated timeline for Licensee’s and its Affiliates’, sublicensees’ or Subcontractors’ major Commercialization activities, including marketing, promotion, sale, and distribution, for the Licensed Product in the Field in the Territory. No later than [***] after the submission of the Initial Indication NDA for the Licensed Product in the Initial Indication in the Territory, Licensee shall prepare and provide the initial Commercialization Plan to the JSC [***]. The initial Commercialization Plan will outline the following: [***]. Thereafter,

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Licensee shall [***] prepare updates and amendments to the Commercialization Plan which will consist of [***]. Licensee shall submit all updates and amendments to the Commercialization Plan to the JSC for review and discussion and, [***].
7.4Commercialization Reports. Following the first Marketing Approval for the Licensed Product in the Territory in the Field, Licensee shall update the JSC [***] regarding its Commercialization activities with respect to the Licensed Product in the Territory in the Field. Each such update shall summarize Licensee’s, its Affiliates’ and its sublicensees’ and Subcontractors’ major Commercialization activities with respect to the Licensed Product in the Territory in the Field, and its progress in performing activities identified in the Commercialization Plan, with a reasonable level of detail as agreed upon by the JSC. Such reports will be Confidential Information of Licensee and subject to the terms of Article 10.
7.5Trademarks. Licensee shall have the right to brand the Licensed Product in the Territory using Licensee-related trademarks and any other trademarks and trade names it determines appropriate (“Product Marks”). Licensee shall reasonably consult with Dimerix in its development and selection of the Product Marks and shall not select any trademark or tradename that is confusingly similar to Dimerix’s trademarks or tradenames. Licensee shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary, at Licensee’s cost and expense. As between the Parties, Dimerix shall have the right to register, maintain and use the Product Marks outside the Territory, at Dimerix’s cost and expense.
7.6Patent Marking. Licensee shall, and shall require its Affiliates and sublicensees and Subcontractors, to mark the Licensed Product sold under this Agreement (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia of the Licensed Patents to the extent permitted by applicable Laws.
Article 8
FINANCIAL PROVISIONS
8.1Upfront Payment. In partial consideration of the rights granted by Dimerix to Licensee hereunder, Licensee shall pay to Dimerix a one-time, non-refundable, non-creditable upfront payment of thirty million Dollars ($30,000,000) on the Effective Date.
8.2Regulatory Milestone Payments.
(a)Milestone Events. In partial consideration of the rights granted by Dimerix to Licensee hereunder and subject to the remainder of this Section 8.2, Licensee shall pay to Dimerix the following one-time, non-refundable, non-creditable regulatory milestone payments (each, a “Regulatory Milestone Payment”) set forth in the table below upon the first achievement of the corresponding milestone event by or under the authority of Licensee (or, in the case of Regulatory Milestone Event [***], by Dimerix) (each, a “Regulatory Milestone Event”).

Regulatory Milestone Events	Milestone Payment
1) ACTION Phase 3 Clinical Trial Success	[***]
2) [***]	[***]
3) [***]	[***]
4) [***]	[***]

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5) First Commercial Sale of a Licensed Product [***] in the Territory	$35,000,000
6) [***]	[***]
7) [***]	[***]
Total	$150,000,000

(b)Milestone Conditions.
(i)For purposes of this Section 8.2, “ACTION Phase 3 Clinical Trial Success” means [***] for the ACTION Phase 3 Clinical Trial establish that (1) [***] for the ACTION Phase 3 Clinical Trial have been achieved [***] and (2) [***] for the ACTION Phase 3 Clinical Trial and [***], in each case ((1) and/or (2)), if and as required [***], whichever comes first.
(ii)Each Regulatory Milestone Payment set forth above shall be due and payable only once, regardless of how many times such Regulatory Milestone Event is achieved. The aggregate Regulatory Milestone Payments under this Section 8.2 shall not exceed (i) [***] up to and including [***] up to and including [***] (ii) [***] and (iii) one hundred and fifty million [***] ($150,000,000).
(iii)Each Regulatory Milestone Payment set forth above shall be due and payable irrespective of whether such Regulatory Milestone Event is achieved by Licensee, its Affiliates, or sublicensees or, in the case of Regulatory Milestone Event [***], Dimerix.
(iv)With respect to Regulatory Milestone Events [***], in the event that any Regulatory Milestone Event [***] has not been achieved at the time of achievement of a Regulatory Milestone Event [***] having a higher number than the skipped Regulatory Milestone Event, then each skipped Regulatory Milestone Event shall be deemed achieved (and the corresponding Regulatory Milestone Payment becomes due) at the time of achievement of the higher number Regulatory Milestone Event; provided that [***] but, for clarity, would apply upon the achievement [***]. For example, in the event that Regulatory Milestone Event # [***] has not been achieved at the time of achievement of Regulatory Milestone Event # [***], then Regulatory Milestone Event # [***] shall be deemed achieved (and the corresponding Regulatory Milestone Payment becomes due) at the time of achievement of Regulatory Milestone Event # [***] With respect to Regulatory Milestone Event # [***] or Regulatory Milestone Event # [***], the occurrence of either Regulatory Milestone Event will not accelerate any other Regulatory Milestone Payment. Further, Regulatory Milestone Event # [***] shall only be achieved and the corresponding Milestone Payment due be paid if such Milestone Event in fact occurs and Regulatory Milestone Event # [***] shall not be deemed to be achieved in any circumstances upon the achievement of another Regulatory Milestone Event.
(c)Notice and Payment. Licensee (or Dimerix, as applicable) shall notify Dimerix (or Licensee, as applicable) in writing within [***] after the achievement of any Regulatory Milestone Event set forth above, and Licensee shall pay to Dimerix the applicable Regulatory Milestone Payment within [***] of Licensee’s receipt of an invoice.
8.3Sales Milestone Payments.
(a)Milestone Events. In partial consideration of the rights granted by Dimerix to Licensee hereunder and subject to the remainder of this Section 8.3, Licensee shall pay to Dimerix the following one-time, non-refundable and non-creditable sales milestone

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payments (each, a “Sales Milestone Payment”) set forth in the table below when the aggregated annual Net Sales of all Licensed Products sold in the Territory by or under the authority of Licensee in any calendar year first reach the corresponding threshold value indicated below (each, a “Sales Milestone Event”).

Aggregate Annual Net Sales of all Licensed Products in the Territory in any calendar year	Milestone Payment
1) Equal or exceed [***]	[***]
2) Equal or exceed [***]	[***]
3) Equal or exceed [***]	[***]
4) Equal or exceed [***]	[***]
5) Equal or exceed [***]	[***]
6) Equal or exceed [***]	[***]
Total	$410,000,000

(b)Milestone Conditions. Each Sales Milestone Payment set forth above shall be due and payable only once, regardless of how many times such Sales Milestone Event is achieved. For clarity, the Sales Milestone Payments in this Section 8.3 are additive, such that if more than one Sales Milestone Event set forth above is achieved in the same calendar year period, then the Sales Milestone Payments for all such Sales Milestone Events shall be payable. The aggregate Sales Milestone Payments under this Section 8.3 shall not exceed four hundred and ten million Dollars ($410,000,000).
(c)Notice and Payment. As part of the royalty report in Section 8.4(e), Licensee shall provide written notice to Dimerix if a Sales Milestone Event is achieved during the time period to which such royalty report pertains. Licensee shall pay to Dimerix the corresponding Sales Milestone Payments for such achieved Sales Milestone Events achieved in the applicable period [***] of the delivery of such royalty report.
8.4Royalty Payments.
(a)Royalty Rates. In partial consideration of the rights granted by Dimerix to Licensee hereunder and subject to the remainder of this Section 8.4, on a Licensed Product-by-Licensed Product, Licensee shall make [***] non-refundable, non-creditable running royalty payments to Dimerix on the incremental annual Net Sales of Licensed Products in the Territory and during the relevant Royalty Term at the applicable rates set forth in the table below.

For the Portion of Annual Net Sales of all Licensed Product in the Territory	Royalty Rate
1) Less than: [***]	[***]
2) Equal to or greater than: but less than: [***]	[***]
3) Equal to or greater than: but less than: [***]	[***]

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For the Portion of Annual Net Sales of all Licensed Product in the Territory	Royalty Rate
4) Equal to or greater than: but less than: [***]	[***]
5) Equal to or greater than: but less than: [***]	[***]
6) Equal or greater than: [***]	[***]
Total	$410,000,000

(b)Royalty Adjustments.
(i)No Valid Claim. If the sale of a Licensed Product in the Field is not Covered by a Valid Claim of a Licensed Patent in the Territory and there is no Regulatory Exclusivity that Covers such Licensed Product in the Territory, the royalty payable by Licensee with respect to such Licensed Product shall be reduced by [***] of the amount otherwise payable pursuant to this Section 8.4.
(ii)Generic Competition. On a Licensed Product-by-Licensed Product and a [***] basis, if in a calendar quarter one or more Generic Products of such Licensed Product in the Field is sold in the Territory, and such Generic Product(s), in aggregate, obtains a market share of at least (a) [***] in the Territory, the royalties payable to Dimerix pursuant to this Section 8.4 for such Licensed Product shall be reduced by [***] percent ([***]%) for each such calendar quarter and (b) [***] in the Territory, the royalties payable to Dimerix pursuant to this Section 8.4 for such Licensed Product shall be reduced by [***].
(iii)Third Party Payments. If Licensee, its Affiliate or sublicensee becomes obligated to make any payment to a Third Party after the Effective Date with respect to any intellectual property right owned or controlled by such Third Party and [***] for the Development or Commercialization of a Licensed Compound or Licensed Product (including Necessary Third Party IP Rights), then Licensee may deduct [***] of the amounts of royalty payable to each such Third Party in a [***] against any royalty payment obligations due and payable by Licensee to Dimerix in such [***].
(iv)[***]
(c)One Royalty. No more than one royalty payment shall be due under this Agreement with respect to a sale of a particular Licensed Product (e.g., even if such Licensed Product is Covered by multiple Valid Claims or multiple Licensed Patents).
(d)Royalty Term. Licensee’s royalty payment obligations under Section 8.4(a) shall expire, on a Licensed Product-by-Licensed Product basis, upon the later of: (i) the expiration of the last to expire Valid Claim within the Licensed Patents that Covers the sale of such Licensed Product in the Territory; (ii) the expiration of all Regulatory Exclusivity for such Licensed Product in the Territory and (iii) [***] years from the First Commercial Sale of such Licensed Product in the Territory (the “Royalty Term”).
(e)Reports and Payment. Within [***] days after the end of each calendar quarter during the Royalty Term, Licensee shall provide Dimerix with a report that contains the following information for the applicable calendar quarter [***]. Licensee shall pay in Dollars all royalty payments due to Dimerix for such calendar quarter [***] days of the delivery of the royalty report.

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8.5Other Payments. With respect to any amounts owed under this Agreement by one Party to the other Party for which no other invoicing and payment procedure is specified hereunder, within [***] days after the end of each calendar quarter, each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of [***] The owing Party will pay any undisputed amounts within [***] days after the receipt of the invoice, and any disputed amounts owed by a Party will be paid within [***] days after resolution of the dispute.
8.6Currency. All payments to be made by Licensee to Dimerix under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by Dimerix by written notice, and subsequently confirmed by the Parties verbally.
8.7Late Payments. If Dimerix does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due from [***] until the date of payment at a per-annum rate of [***] percent ([***]%) [***] the [***] or the maximum rate allowable by applicable Law, whichever is less.
8.8Withholding Taxes.
(a)Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.
(b)Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to plan for tax withholding or similar obligations in respect of the milestone payments, royalties and other payments made by Licensee to Dimerix under this Agreement. To the extent Licensee is required to deduct and withhold taxes on any payment to Dimerix, Licensee shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Dimerix an official tax certificate or other evidence of such payment sufficient to enable Dimerix to claim such payment of taxes. Dimerix shall provide Licensee any tax forms that may be reasonably necessary in order for Licensee to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. Dimerix shall use reasonable efforts to provide any such tax forms to Licensee in advance of the due date. Each Party shall also provide the other Party with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Dimerix.
(c)Taxes Resulting From Licensee’s Action. If a withholding or deduction obligation arises as a result of any action by Licensee, including any assignment or change of place of incorporation (a “Licensee Withholding Tax Action”), then the sum payable by Licensee (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Dimerix receives a sum equal to the sum which it would have received had no such Licensee Withholding Tax Action occurred.
8.9Financial Records and Audit. Licensee shall (and shall ensure that its Affiliates and sublicensees will) maintain complete and accurate records in sufficient detail to permit Dimerix to confirm the accuracy of the Net Sales reported by Licensee, the achievement of any Sales Milestone Event, royalty payments and other amounts payable under this Agreement. Upon [***], such records shall be open during regular business hours for a period of [***] from the creation of individual records for examination by an independent certified public accountant [***] for the sole purpose of verifying for Dimerix the accuracy of the financial reports furnished by Licensee pursuant to this Agreement or of any payments made, or required to be made, by

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Licensee pursuant to this Agreement; provided that such independent accounting firm is subject to written obligations of confidentiality and non-use applicable to each Party’s Confidential Information that are at least as stringent as those set forth in Article 10. Such audits will not be (a) performed more often than [***] or (b) repeated for [***] or with respect to [***] (in each case, unless) [***]. Such auditor shall not disclose Licensee’s Confidential Information to Dimerix, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee or the amount of payments by Licensee under this Agreement. Licensee shall pay to Dimerix any underpayment discovered by such audit [***] days after the accountant’s report, [***]. If the audit reveals an overpayment by Licensee, then Licensee shall receive, at Licensee’s election, a refund of such amounts or a credit for such overpayment against any future payments due from Licensee to Dimerix. Dimerix shall bear the cost of such audit unless such audit reveals an underpayment by Licensee of more than [***] percent ([***]%) of the amount actually due for the time period being audited, in which case Licensee shall reimburse Dimerix for the costs of such audit.
Article 9
INTELLECTUAL PROPERTY RIGHTS
9.1Ownership of Inventions.
(a)By Inventorship. Except as set forth in Section 9.1(c) below, ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party shall solely own any Inventions made solely by its and its Affiliates’ and sublicensees’ employees, agents, or independent contractors (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of one Party and its Affiliates and sublicensees together with employees, agents, or independent contractors of the other Party and its Affiliates and sublicensees (“Joint Inventions”). All Patent Rights claiming patentable Joint Inventions shall be referred to herein as “Joint Patents”. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license (through multiple tiers), assign and otherwise exploit the Joint Inventions and Joint Patents in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party.
(b)Disclosure. Each Party shall promptly disclose to the other Party all Inventions (in any event, prior to the filing of any patent application with respect to such Inventions), including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’ or sublicensees’, employees, agents or independent contractors relating to such Inventions, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Inventions. Such Inventions, and the Patent Rights and Know-How therein, shall be deemed Controlled by the disclosing Party for purposes of this Agreement.
(c)Personnel Obligations. Each employee, agent or independent contractor of Licensee, Dimerix and its and their Affiliates or sublicensees or Subcontractors performing activities or exercising rights on behalf of a Party under this Agreement shall, prior to commencing such work or exercising such rights on behalf of a Party, be bound by invention assignment obligations with respect to any invention, discovery, process or other intellectual property right generated in connection with this Agreement, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to Licensee or Dimerix, as applicable, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents

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required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.
9.2Patent Prosecution.
(a)With respect to the prosecution of Licensed Patents in the Territory, as between the Parties, [***] shall have the first right (but not the obligation) to file, prosecute and maintain, at its own cost and expense and in [***] name, (i) any Licensed Patent that Covers the Licensed Product (the “Product Specific Patent”) [***], using mutually agreed outside patent counsel and in close coordination with [***], including through the JIPC; and (ii) all other Licensed Patents [***]. For clarity, as between the Parties, [***] shall have the sole right (but not the obligation) to file, prosecute and maintain all Licensed Patents (including Product Specific Patents) [***]; provided that, and without limiting [***] sole right to prosecute and maintain the Licensed Patents [***] the foregoing shall be subject to review and discussion by the JIPC to ensure that prosecution and maintenance of Licensed Patents [***] does not materially adversely affect Licensed Patents [***].
(b)[***] shall notify [***] of any decision to cease prosecution and/or maintenance of any Product Specific Patent or other Licensed Patents [***] shall provide such notice at least [***] prior to any filing or payment due date, or any [***] other due date that requires action in order to avoid loss of rights, in connection with such Product Specific Patent or other Licensed Patents [***]. In such event, [***] shall permit, [***] to continue the prosecution and maintenance of such Product Specific Patent or other Licensed Patents     [***]; provided that, and without limiting [***] right to prosecute and maintain the Licensed Patents [***] in such event, the foregoing shall be subject to review and discussion by the JIPC to ensure that prosecution and maintenance of Licensed Patents [***] does not materially adversely affect Licensed Patents [***].
(c)The Party controlling prosecution will consult with the other Party and keep the other Party reasonably informed, through the JIPC, regarding the prosecution of the Product Specific Patents and other Licensed Patents, and will provide the other Party with all substantive correspondence received from any patent authority in connection with such prosecution activities promptly, and in any event, no later than [***] after receipt thereof. The Party controlling prosecution will provide the other Party with drafts of proposed substantive filings in the Field [***] and correspondence to any patent authority in the Field [***] in connection with the Product Specific Patents and other Licensed Patents in the Field [***] for the other Party’s review and comments at least [***] prior to the submission of such proposed filings and correspondence, which comments (if any) such other Party must provide no later than [***] after receipt of the applicable filing or correspondence. The prosecuting Party will incorporate the other Party’s (where the other Party is Licensee) reasonable comments on the prosecution of the Product Specific Patents and will consider in good faith the other Party’s reasonable comments on the prosecution of the other Licensed Patents, in each case, in the Field [***].
(d)Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 9.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.
9.3Patent Enforcement.
(a)Notification. If either Party becomes aware of any (i) infringement or evidence of such infringement or potential infringement by a Third Party with respect to any Patent Rights pertaining to the Licensed Patents in the Territory (“Infringement”), or (ii)

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declaratory judgment action filed in the Territory by a Third Party alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents in connection with such Third Party’s Infringement, including any inter partes review (IPR), Paragraph IV Certification or an application under §505(j) of the U.S. Federal Food, Drug and Cosmetic Act filed by a Third Party for a Generic Product that names a Licensed Product as a reference product (or similar filing in a country in the Territory other than the U.S.) ((i) and (ii) collectively, a “Product Infringement”), such Party will promptly notify the other Party in writing to that effect.
(b)Enforcement Rights.
(i)For any Product Infringement of a Product Specific Patent, as between the Parties, [***] shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in such Product Infringement, at its own cost and expense. If [***] fails to institute and prosecute an action or proceeding to abate the Product Infringement within a period of [***] after the first notice of the Product Infringement under Section 9.3(a) (or such shorter period as may be necessary to bring or defend and maintain such action without loss of rights), then [***] shall have the right, but not the obligation, to commence a suit or take other action to enforce the applicable Product Specific Patent against such Product Infringement at its own cost and expense.
(ii)For any Product Infringement of a Licensed Patent that is not a Product Specific Patent, as between the Parties, [***] shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in such Product Infringement, at its own cost and expense. If [***] fails to institute and prosecute an action or proceeding to abate the Product Infringement within a period of [***] after the first notice of the Product Infringement under Section 9.3(a) (or such shorter period as may be necessary to bring or defend and maintain such action without loss of rights), then [***] shall have the right, but not the obligation, to commence a suit or take other action to enforce the applicable Licensed Patent against such Product Infringement at its own cost and expense.
(c)Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in the enforcement action brought under Section 9.3(b), at such enforcing Party’s request and expense, including to be named in such action if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, including, without limitation, determination of litigation strategy, filing of material papers to the competent court. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required by applicable Law to pursue such action. The enforcing Party shall not settle any claim, suit or action that it brought under Section 9.3(b) in any manner that would negatively impact the applicable Licensed Patents, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 9.3(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Party bringing suit, second to the reimbursement of any expenses incurred by the other Party in such litigation, and any remaining amounts shall be provided, however, that, in the event Licensee is the enforcing Party, Licensee shall be [***] except that [***].

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(e)Other Infringement. As between the Parties, [***] shall have the sole right, but not the obligation, to bring and control, at its own cost and expense, any legal action in connection with any infringement of any Licensed Patents (including Product Specific Patents) that is not a Product Infringement, including any infringement [***]; provided that if such legal action could affect the validity, scope or enforceability of the Licensed Patents [***] the Parties shall discuss in good faith the Parties rights and responsibilities with respect to such legal action.
9.4Patent Extensions. The Parties shall cooperate, including through the JIPC, in obtaining patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Licensed Patents in the Territory; provided that if the Parties fail to agree, then [***] shall have the final decision-making authority with respect to the extension of Product Specific Patents, and [***] shall have the final decision-making authority with respect to the extension of other Licensed Patents. For clarity, as between the Parties, [***] shall have the sole right and decision-making authority with respect to the extension of any Licensed Patents (including Product Specific Patents) [***] to the extent such extensions do not materially adversely affect the Licensed Patents [***]. The Party filing for such restoration, protection or extension shall bear the costs of such activity.
9.5Listing in Orange Book. [***] have the right, in its sole discretion, to make all filings with Regulatory Authorities in the Territory for each Licensed Product in the FDA’s Orange Book; provided that (i) if such filing is made prior to Initial Indication NDA filing, [***] shall, as directed by [***], submit the applicable filing [***] on behalf of Licensee and (ii) the Parties shall collaborate in good faith to determine whether any Licensed Patents are required to be included in any such intended filings. Prior to submitting such filing (or requesting that [***] make such filing on behalf of [***]), [***] shall notify [***] of any such filing and, at [***]’s request, discuss in good faith any issues or comments [***] may have with respect to such filing and [***] shall take into consideration [***] reasonable comments.
9.6Patents Licensed From Third Parties. Each Party’s rights under Sections 9.2, 9.3 and 9.4 with respect to any Licensed Patent that is licensed by Dimerix from a Third Party shall be subject to the rights retained by such Third Party.
Article 10
CONFIDENTIALITY; PUBLICATION
10.1Duty of Confidence. Subject to the other provisions of this Article 10:
(a)all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, in the same manner and with the same protections as the Receiving Party maintains its own confidential information, but in any event no less than reasonable efforts;
(b)the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and
(c)the Receiving Party may only disclose Confidential Information of the other Party to: (i) its Affiliates, Licensed Product licensee and sublicensees; and (ii) employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors and advisers of the Receiving Party and its Affiliates and Licensed Product licensees and sublicensees, in each case ((i) and (ii)), to the extent reasonably necessary for the purposes of performing its obligations or exercising its rights under this Agreement; provided that such Persons are bound by legally enforceable obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information or subject to professional ethical obligations

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of confidentiality, no less stringent than the confidentiality and non-use obligations set forth in this Agreement. Each Party will remain responsible for any failure by its Affiliates, licensees, sublicensees and Subcontractors and their respective representatives, in each case, to treat such Confidential Information as required under this Section 10.1.
(d)Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information of which it is aware.
(e)The confidentiality, non-use and non-disclosure obligations set forth in this Section 10.1 will be in full force and effect from the Effective Date until [***].
10.2Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:
(a)is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;
(b)is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party or any of its disclosees in breach of this Agreement;
(c)is subsequently disclosed to the Receiving Party by a Third Party who, to the Receiving Party’s knowledge, may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party with respect thereto; or
(d)is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.
Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.
10.3Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.4, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:
(a)such disclosure is [***] (i) to such Party’s Affiliates and its and their respective directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party or its Affiliate, as applicable, provided that in each such case such recipients are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; and provided further that the term of confidentiality for recipients shall be no less than [***]; or (ii) to such Party’s or any of its Affiliate’s actual or potential investors, acquirors, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment or other financing transaction, or Licensed Product acquisition, license or collaboration, provided that in each such case such recipients are bound by confidentiality and non-use obligations substantially consistent with

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those contained in the Agreement; and provided further that the term of confidentiality for recipients shall be no less than [***];
(b)such disclosure is required to be made by a Party or its Affiliate by Law, judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 10.3(b) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party (or its Affiliate) disclosing Confidential Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information; or
(c)such disclosure is required for Dimerix or its Affiliates to comply with its obligations under the Upstream Licenses; provided that the applicable Upstream Licensor(s) are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement.
(d)[***]
(e)Technical Publication. Neither Party (the “Publishing Party”) shall publish peer reviewed manuscripts, or give other forms of public disclosure, such as abstracts and presentations, of the results of any study carried out under this Agreement without the prior review and approval by the other Party (the “Non-publishing Party”), such approval not to be unreasonably withheld; except that, Dimerix (itself or through its Affiliate) shall have the right, in coordination with Licensee through the JIPC, to make the initial publication of the results of the ACTION Phase 3 Clinical Trial carried out under this Agreement, in the form of peer reviewed manuscripts or other forms of public disclosure, such as abstracts and presentations, without Licensee’s approval but subject to Licensee’s review and comments as set forth in this Section 10.3(d). The Publishing Party shall provide the Non-publishing Party the opportunity to review and comment on any proposed publication by the Publishing Party that relates to a Licensed Compound or a Licensed Product at least [***] prior to its intended submission for publication. The Non-publishing Party shall provide the Publishing Party with its comments in writing within [***] after receipt of such proposed publication. The Publishing Party shall consider and incorporate in good faith any comments thereto provided by the Non-Publishing Party that are consistent with applicable Laws (including any securities laws) and will not, in the reasonable judgment of the Publishing Party, adversely impact the Development or Commercialization of the Licensed Compound or Licensed Product in its respective territory, and shall remove any and all of the Non-publishing Party’s Confidential Information from the proposed publication. In addition, the Publishing Party shall delay the submission for a period up to [***] upon the Non-publishing Party’s request to allow time for the preparation and filing of a patent application for any invention that may be disclosed in such publication. The Publishing Party shall also provide the Non-publishing Party with a copy of the manuscript at the time of the submission. [***] Notwithstanding the foregoing it is understood that the requirements of this Section 10.3(d) are subject to and limited by the provisions of Section 10.3(b) (i.e., with respect to disclosures required by applicable Law), and to the publication rights of Third Party investigators and collaborators under the agreements pursuant to which the results to be published were generated, [***].
10.4Publicity.
(a)Dimerix and Licensee have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Exhibit B, to be issued by the Parties promptly after the Effective Date. Subject to Section 10.3 above, no other public disclosure of

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the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in this Section 10.4, except as may be required by applicable Law, including any disclosures required by applicable securities laws and regulations.
(b)A Party may disclose this Agreement and its terms in securities filings with the Securities Exchange Commission (or equivalent foreign agency) to the extent required by applicable Law after complying with the procedure set forth in this Section 10.4(b). In such event, the Party seeking such disclosure shall use commercially reasonable efforts to obtain confidential treatment of the Agreement from the Securities Exchange Commission (or equivalent foreign agency). The Party seeking such disclosure shall provide the other Party with a proposed redacted version of this Agreement for confidential treatment request, and the other Party agrees to promptly (and in any event, no less than [***] after receipt of such proposed redactions (or such shorter period as may be required in order to satisfy applicable Law requirements)) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the timelines proscribed by applicable Law. The Party seeking such disclosure shall consider in good faith the comments provided by the other Party.
(c)Further, each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Government Authorities) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by applicable Law, including any disclosures required by applicable securities laws and regulations, provided that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with applicable Law) the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [***] of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the Development and/or Commercialization of a Licensed Product being Developed or Commercialized under this Agreement, the Party seeking disclosure shall remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed; provided that the Party seeking disclosure may disclose such information as required by applicable Law.
(d)Other than the joint press release set forth in Exhibit B, the Parties agree that any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, each Party (or its Affiliate) shall have the right to disclose publicly (including in its securities filings and earning calls): (i) the achievement of any milestone event and the payment or receipt of any milestone payment; (ii) the initiation, completion and key results (including top line data) of each Clinical Trial for any Licensed Product; (iii) anticipated timeline for key development, regulatory and commercial events in each Party’s respective Territories; (iv) the presence and participation of the Parties at scientific or financial forums relating to any Licensed Product; (v) the filing and acceptance of an NDA or the receipt of Marketing Approval for any Licensed Product; (vi) the First Commercial Sale of any Licensed Product in the Territory; and (vii) to the extent required by the continuous disclosure obligations of Dimerix and its Affiliates under the listing rules of the Australian Securities Exchange, the Corporations Act 2001 and other applicable Law, the gross amount of royalty payments and/or sales milestones payable or received from Licensee (without disclosing the royalty rate or the information described in Section 8.4(e)(ii)-(iv) or other information pertaining to Net Sales as reported by Licensee).
(e)The Parties agree that after a press release (including the initial press release) or other public announcement has been reviewed and approved by the other Party under

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this Section 10.4 or as otherwise released as provided for in this Agreement, the disclosing Party (or its Affiliate) may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.
(f)Each Party agrees that the other Party shall have the right to use such first Party’s name and logo in presentations, the company’s website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 10.4.
Article 11
TERM AND TERMINATION
11.1Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product basis, until the expiration of the Royalty Term for such Licensed Product in the Territory, unless earlier terminated as set forth in Section 11.2 below (the “Term”). After the expiration of the Royalty Term for a particular Licensed Product in the Territory, the license granted by Dimerix to Licensee with respect to such Licensed Product in the Territory shall continue and become fully-paid, royalty-free, non-exclusive, perpetual and irrevocable.
11.2Termination.
(a)Termination for Material Breach. If either Party believes that the other is in material breach of this Agreement or the Supply Agreement (when executed), then the non-breaching Party may deliver notice of such breach to the other Party. For all such breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [***] from such notice to cure such breach. For any such breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [***] from the receipt of the notice to cure such breach. If the Party receiving notice of breach fails to cure such material breach within the applicable period set forth above and fails to dispute the alleged breach in accordance with Section 11.2(a)(i) below, then the Party originally delivering the notice of breach may terminate this Agreement in its entirety effective on written notice of termination to the other Party.
(i)Disputes Regarding Material Breach. Notwithstanding anything to the contrary in Section 11.2(a), if the alleged breaching Party in Section 11.2(a) disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the non-breaching Party of such dispute within the relevant cure period, the non-breaching Party will not have the right to terminate this Agreement in accordance with Section 11.2(a), or the right to exercise the alternative remedy provisions of Section 11.2(a)(ii), as applicable, unless and until the relevant dispute has been resolved in accordance with Section 14.5.
(ii)Alternative to Termination. To the extent Licensee has the right to terminate this Agreement in accordance with Section 11.2(a) due to Dimerix’s material breach of this Agreement ([***]), Licensee may, in lieu of such termination and by written notice to Dimerix, elect for this Agreement to continue in full force and effect. If Licensee makes such election, upon notice to Dimerix, then the following shall also apply: (a) [***] and (b) to the extent that the applicable material breach (i) materially adversely affects Licensee’s ability to perform Licensee’s obligations [***] or (ii) constitutes a breach of [***], then Licensee’s obligations [***] shall automatically terminate effective as of the date of any notice issued by Licensee pursuant to this Section 11.2(a)(ii) (Alternative to Termination). [***] if Licensee exercises its election under this Section 11.2(a)(ii) (Alternative to Termination), the remedies set forth in this Section 11.2(a)(ii) (Alternative to Termination) shall [***].

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(b)[***]
(c)Termination by Licensee for Convenience. Licensee may terminate this Agreement in its entirety by providing a written notice of termination to Dimerix that includes an effective date of termination of at least [***] after the date of such notice; provided that (i) if a Material Safety Event occurs with respect to the Licensed Compound or a Licensed Product, then, [***], Licensee may terminate this Agreement pursuant to this Section 11.2(c) upon [***] prior written notice to Dimerix and (ii) except for termination pursuant to subsection (i) above following the occurrence of a Material Safety Event, Licensee will not terminate this Agreement pursuant to this Section 11.2(c) prior to the [***] following the Effective Date. For purposes of this Section 11.2(c), a “Material Safety Event” means (a) [***] or (b) a safety event that is reasonably likely to [***]
11.3Effect of Termination. Upon the termination of this Agreement for any reason, except as otherwise provided below and subject to [***];
(a)Licensee Licenses. All licenses and other rights granted by Dimerix to Licensee under the Licensed Technology shall terminate and all sublicenses granted by Licensee shall also terminate.
(b)Dimerix Licenses. Except for a Material Safety Event pursuant to Section 11.2(c) (Termination by Licensee for Convenience), the licenses granted by Licensee to Dimerix under the Licensee Product Technology shall continue and shall, effective upon such termination, [***], which licenses will be (i) [***] if this Agreement is terminated by [***] pursuant to Section [***] and (ii) [***] in all other events of termination. If the licenses are [***] pursuant to Section 11.3(b)(i) above, then the Parties will [***].
(c)Regulatory Materials; Data. Licensee shall promptly transfer and assign to Dimerix, [***] all Regulatory Materials and Marketing Approvals for the Licensed Product, all data from all non-clinical and clinical studies conducted by or on behalf of Licensee, its Affiliates or sublicensees specific to the Licensed Compound and Licensed Product, and all pharmacovigilance data (including all adverse event databases) specific to the Licensed Product. In addition, at Dimerix’s request, Licensee shall provide Dimerix with [***].
(d)Trademarks. Licensee shall transfer and assign to Dimerix, at no cost to Dimerix, all Product Marks that have been used, or were intended to be used, in connection with any Licensed Product (excluding any such marks that include, in whole or part, any corporate name or logos of Licensee or its Affiliates or sublicensees).
(e)Inventory. Licensee shall promptly deliver to Dimerix an inventory list of the Licensed Compound and Licensed Product then in its (or its Affiliates’) possession or control. At Dimerix’s request, Licensee shall deliver to Dimerix all or part of such inventory, and Dimerix shall [***] Licensee for [***] for Manufacturing or having Manufactured such inventory.
(f)Transition Assistance. Licensee shall reasonably cooperate with Dimerix to ensure an orderly transition of the Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product to Dimerix. Without limiting the foregoing:
(i)Licensee shall promptly return to Dimerix, [***] all Know-How, data, materials and other Confidential Information transferred by Dimerix to Licensee under this Agreement.

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(ii)Licensee shall promptly provide Dimerix with a copy of each license agreement, collaboration agreement, manufacturing agreement, distribution agreement and/or vendor agreement then in effect between Licensee (or its Affiliates) and a Third Party with respect to any Licensed Product, or the Development, Manufacture and Commercialization thereof, [***].
(iii)Licensee shall promptly make available to Dimerix [***] Know-How in Licensee Product Technology that is not already in Dimerix’s possession. Upon Dimerix’s request and at Dimerix’s expense, for a period of up to [***] after the effective date of termination of this Agreement, Licensee shall provide Dimerix with reasonable technical assistance, including making appropriate personnel available to Dimerix, for the purpose of assisting Dimerix to understand and use the Licensee Product Technology to further Develop, Manufacture and Commercialize Licensed Compound and Licensed Product.
(iv)If, prior to the applicable notice of termination, Licensee has assumed responsibility for the Manufacturing of Licensed Product for the Territory and the transfer of Manufacturing to Licensee (or its designee) has been completed pursuant to Section 6.3, Licensee shall, upon Dimerix’s request, supply the Licensed Compound and Licensed Product to Dimerix [***] for [***] period of time (not to exceed [***] if Dimerix (itself or through an Affiliate, (sub)licensee or Subcontractor) is Manufacturing Licensed Products for use or sale outside the Territory at the time of the applicable termination, and otherwise not to exceed [***] to enable Dimerix to establish an alternative supplier [***].
(v)If, at the time of such termination, Licensee is conducting any clinical trials for the Licensed Product, then, at Dimerix’s election on a trial-by-trial basis and so long as such election is provided prior to the effective date of termination: (A) Licensee shall reasonably cooperate with Dimerix to facilitate transfer of the conduct of all such clinical trials to Dimerix and Dimerix shall assume any and all liability for such clinical trials after the effective date of such termination, provided that, [***]; or (B) Licensee shall, [***] orderly wind down the conduct of any such clinical trial which is not assumed by Dimerix under clause (A). If any clinical trial initiated or completed by Licensee, its Affiliate or sublicensee requires long term follow up study for patients enrolled in such clinical trial, [***] shall be responsible for any cost and expense incurred to conduct and complete such follow up study after the termination of this Agreement, [***].
(vi)In the event of termination of this Agreement for any reason and subject to the provisions of Section 10.4, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative reactions to such news.
11.4Termination by Licensee Following Dimerix Material Breach. If Licensee terminates this Agreement pursuant to (a) Section 11.2(a) (Termination for Material Breach), then, notwithstanding any provision in Section 11.3 (Effects of Termination), Licensee’s obligations, and Dimerix’s rights, under Sections 11.3(c) (Regulatory Materials; Data), 11.3(d) (Trademarks), 11.3(e) (Inventory) and 11.3(f) (Transition Assistance) shall not apply; provided that, in the case of Licensee’s termination of this Agreement pursuant to Section 11.2(c) (Termination by Licensee for Convenience) following a Material Safety Event, all costs incurred in connection with performing Licensee’s obligations under Sections 11.3(c) (Regulatory Materials; Data), 11.3(d) (Trademarks), 11.3(e) (Inventory) and 11.3(f) (Transition Assistance) shall be borne equally by the Parties.

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11.5Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of [***] shall survive the expiration or termination of this Agreement.
11.6Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.
Article 12
REPRESENTATIONS AND WARRANTIES
12.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party [***] that:
(a)such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;
(b)such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder, and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;
(c)all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained; and
(d)the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of applicable Laws, regulations or orders of governmental bodies, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party (including as a result of any necessary consents and waivers that have been obtained in connection with the execution of this Agreement), and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party.
12.2Representations and Warranties by Dimerix. Dimerix represents and warrants to Licensee [***] that:
(a)Dimerix is the sole and exclusive owner of the Licensed Patents and it has the right to grant the licenses granted to Licensee under Section 2.1(a) and has not granted any license or other rights that conflict with or are inconsistent with the licenses granted to Licensee under Section 2.1(a) or that would otherwise prevent Licensee from exercising its rights or performing its obligations hereunder;
(b)Exhibit A contains all Licensed Patents as of the Effective Date;
(c)All persons acting for or on behalf of Dimerix who have performed any activities in connection with the research, Development or Manufacture of the Licensed Technology or the Licensed Compound have assigned to Dimerix the whole of their rights in any Licensed Technology or the Licensed Compound under written agreements, and, to its Knowledge, all such assignments of such rights are valid and enforceable;

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(d)all written assignment documents providing Dimerix with sole title to any United States patents or patent applications within the Licensed Patents have been duly recorded at the United States Patent and Trademark Office;
(e)[***], no Third Party is infringing or threatening to infringe any of the Licensed Patents or misappropriating or threatening to misappropriate any Licensed Know-How;
(f)no Licensed Technology is subject to any funding agreement with any government or governmental agency;
(g)neither Dimerix nor any of its Affiliates has received any written notice from any Third Party asserting or alleging that the development, manufacture or use of the Licensed Compound and Licensed Product by or on behalf of Dimerix prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;
(h)[***] the development, manufacture or use of the Licensed Compound and Licensed Product does not infringe or misappropriate any Patent Right or Know-How owned or possessed by any Third Party in the Territory;
(i)there are no judgments or settlements against or owed by Dimerix, and [***] there are no pending or threatened (in writing) claims or litigation, in each case relating to Licensed Technology or relating to violations of antitrust, anti-competition, anti-bribery, or anti-corruption Laws;
(i)as of the Effective Date, there are no agreements between Dimerix or its Affiliates and a Third Party for Necessary Third Party IP Rights;
(ii)[***] neither Dimerix nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of Dimerix or any of its Affiliates has taken any action in violation of any applicable anti-corruption or anti-bribery Laws or has offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to improperly or corruptly seek to influence any government official or any other person in order to gain an improper advantage; and
(j)[***] it has complied in all material respects with all applicable Laws in the research and development of the Licensed Compound and Licensed Product prior to the Effective Date.
(k)Dimerix has not employed (and, to Dimerix’s Knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in the development of the Licensed Compound or otherwise in connection with any activities contemplated by this Agreement; and
(l)[***]
12.3Mutual Covenants.
(a)No Debarment. In the course of the research, Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product or otherwise in the course of performing any activities under this Agreement, neither Party or their Affiliates or sublicensees shall use any employee or consultant who has been debarred by any Regulatory

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Authority, or, to Licensee’s or its Affiliates’ knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ or sublicensees’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.
(b)Compliance. Each Party and its Affiliates and sublicensees shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product and performance of its obligations under this Agreement.
12.4No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS Article 12, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF DIMERIX OR LICENSEE; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. Licensee understands that the Licensed Compound and Licensed Product are the subject of ongoing research and development and that Dimerix cannot assure the safety, effectiveness, Marketing Approval or commercial success of the Licensed Compound and Licensed Product.
Article 13
INDEMNIFICATION; LIABILITY; INSURANCE
13.1Indemnification by Dimerix. Dimerix shall indemnify, defend and hold harmless Licensee and its Affiliates, and each of their respective directors, officers, employees and agents (collectively “Licensee Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of:
(a)the breach of any representation, warranty or covenant by Dimerix under this Agreement;
(b)the negligence or intentional misconduct of any Dimerix Indemnitees; or
(c)the research, Development, Manufacture and Commercialization of the Licensed Compound and Licensed Product by or on behalf of Dimerix or its Affiliates or (sub)licensees in the performance of activities under this Agreement, including under the Dimerix Development Plan, or outside the scope of this Agreement; except, in each case, to the extent caused by the negligence or intentional misconduct of any Licensee Indemnitees or a breach by Licensee of any of its representations, warranties or covenants set forth in this Agreement. [***]
13.2Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Dimerix and its Affiliates, and each of their respective directors, officers, employees and agents (collectively “Dimerix Indemnitees”), from and against all Liabilities to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of:
(a)the breach of any representation, warranty or covenant by Licensee under this Agreement;
(b)the negligence or intentional misconduct of any Licensee Indemnitees;

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(c)the research, Development, Manufacture, and Commercialization of the Licensed Compound and Licensed Product by or on behalf of Licensee or its Affiliates or sublicensees (other than pursuant to the Supply Agreement or otherwise performed by or on behalf of Dimerix or its Affiliates);
except, in each case, to the extent caused by the negligence or intentional misconduct of any Dimerix Indemnitees or a breach by Dimerix of any of its representations, warranties or covenants set forth in this Agreement. [***].
13.3Indemnification Procedure. If either Party is seeking indemnification under Section 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section [***] after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 13.1 or 13.2 as to any claim, pending resolution of such dispute, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying claim.
13.4Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 13. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
13.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT [***].
13.6Insurance. Each Party shall procure and maintain insurance, [***], with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated [***]. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material changes in such insurance. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 13.
Article 14
GENERAL PROVISIONS
14.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation (other than Licensee’s payment obligations) under this Agreement to the extent

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such failure or delay is caused by or results from unforeseeable causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to mitigate such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances, and shall resume full performance of its obligations under this Agreement as soon as such force majeure circumstances subside.
14.2Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder to an Affiliate of such Party, or to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction or as may be required under such Party’s loan or financing arrangements (including an assignment solely of payments due, but not any other rights, hereunder by Dimerix). Notwithstanding the foregoing, in the case of Dimerix, any assignment of the Agreement by Dimerix to a Third Party shall only occur in conjunction with an assignment of the Licensed Technology to the same Person to which the Agreement is assigned. Any attempted assignment not in accordance with the foregoing shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.
14.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
14.4Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic mail, addressed as follows:
If to Dimerix:
Dimerix Bioscience Pty Ltd.
425 Smith St, Fitzroy 3065
Victoria, Australia Attn: Legal Department
Email: [***]

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with a copy to:
Cooley LLP
One Freedom Square
Reston Town Center, 11951 Freedom Drive
Reston, VA 20190-5656 U.S.A.
Attn: [***]
Email: [***]
If to Licensee:
Amicus Therapeutics, Inc.
47 Hulfish St.
Princeton, NJ 08542
Attn: Chief Legal Officer
Email: [***]
with a copy to:
Wilson Sonsini Goodrich & Rosati
12235 El Camino Real
San Diego, California 92130
Attn: [***]
Email: [***]
or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; (c) on the fifth (5th) Business Day following the date of mailing, if sent by airmail or (d) upon confirmation of receipt by the other Party if sent by electronic mail.
14.5Dispute Resolution.
(a)The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder, including the interpretation, alleged breach, enforcement, termination or validity of this Agreement (a “Dispute”). For clarity, Dispute shall not include matters within the JSC’s authority, which shall be resolved in accordance with Section 3.4. It is the objective of the Parties to establish procedures to facilitate the resolution of such Disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree that if a Dispute arises under this Agreement, and the Parties are unable to resolve such Dispute within [***] after such Dispute is first identified by either Party in writing to the other, either Party may, by providing written notice to the other Party, refer such Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received. If the Executive Officers are not able to resolve such Dispute within [***], then such Dispute (other than Excluded Claim as defined in Section 14.5(e) below) shall be finally resolved

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by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof.
(b)The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be New York, NY, U.S., and all proceedings and communications shall be in English.
(c)Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. [***]
(d)Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by [***].
(e)As used in this Section 14.5, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.
(f)For any Dispute arising under [***] and referred to arbitration pursuant to Section 14.5(a), such Dispute shall be resolved by binding arbitration in accordance with Section 14.5 generally, except that the procedures for the conduct of such arbitration shall be as described in this Section 14.5(f). The arbitration will be conducted in accordance with the JAMS’ Streamlined Arbitration Rules and Procedures then in effect before one arbitrator who is appointed by the Parties and who will have previous judicial experience and experience with license and collaboration arrangements in the life sciences industry. If the Parties fail to agree on selecting an arbitrator, the arbitrator shall be appointed by JAMS. Each Party shall provide the arbitrator and the other Party with a written report setting forth its position with respect to the substance of such Dispute and may submit one or more revised reports and positions to the arbitrator during the proceeding, in accordance with procedures established by the arbitrator. If so requested by the arbitrator, each Party shall make oral and/or other written submissions to the arbitrator in accordance with procedures to be established by the arbitrator; provided that the other Party shall have the right to be present during any oral submissions. The arbitrator shall select one of the Party’s positions as their decision and shall not have the authority to render any substantive decision other than to so select the position of Licensee or Dimerix as set forth in their respective written reports (as initially submitted, or as revised in accordance with the foregoing, as applicable). For clarity, it is understood that the Parties intend the arbitration under this Section 14.5(f) to be a “baseball arbitration” type proceeding; and the arbitrator may fashion such detailed procedures as the arbitrator considers appropriate to implement this intent.
14.6Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S., without reference to any rules of

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conflict of laws; provided that the United Nations Convention on Contracts for International Sale of Goods shall not apply.
14.7Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto and the Supply Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that the Confidentiality Agreement between the Parties dated as of June 28, 2024, as amended, is hereby terminated, but each Party’s information that was the subject of confidentiality obligations under such Confidentiality Agreement shall been deemed to be Confidential Information of such Party under this Agreement.
14.8Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
14.9Independent Contractors. It is expressly agreed that Dimerix and Licensee shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, and that neither Party nor its Affiliates is deemed to be acting on behalf of the other Party or its Affiliates. Neither Dimerix nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
14.10Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
14.11Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
14.12Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
14.13Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
14.14Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
14.15Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.
Dimerix Bioscience Pty Ltd.        Amicus Therapeutics, Inc.
By:    /s/ Nina Webster        By:    /s/ Bradley Campbell
Name:    Nina Webster        Name:    Bradley Campbell
Title:    CEO & Managing Director        Title:    President & CEO
Dimerix Bioscience Pty Ltd.
By:    /s/ Mark Diamond
Name:    Mark Diamond
Title    Non-Executive Chair

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Schedule 1.15
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Schedule 1.39
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Schedule 1.42
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Exhibit A
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Exhibit B
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